Posting Supplement No. 66 dated December 17, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 346059

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
346059	$6,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 346059. Member loan 346059 was requested on December 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	JPMorgan Chase & Co.	Debt-to-income ratio:	8.77%
Length of employment:	4 months	Location:	Newark, DE

Home town:	Philadelphia
Current & past employers:	JPMorgan Chase & Co., PricewaterhouseCoopers
Education:	Hampton University

This borrower member posted the following loan description, which has not been verified:

Just moved into my first home with my fiance and I am trying to consolidate all our credit card so they will be paid off in a few years.

A credit bureau reported the following information about this borrower member on December 7, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,674.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360185

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360185	$14,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360185. Member loan 360185 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	n/a	Debt-to-income ratio:	1.73%
Length of employment:	n/a	Location:	Plano, TX

Home town:	Dallas
Current & past employers:
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

Currently work for an accounting firm but want to pursue my dream of becoming a professional pilot. Thanks for your help.

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,044.00	Public Records On File:	0
Revolving Line Utilization:	13.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360252

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360252	$6,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360252. Member loan 360252 was requested on December 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,923 / month
Current employer:	US Attorney's Office	Debt-to-income ratio:	15.18%
Length of employment:	6 months	Location:	Chicago, IL

Home town:	South Bend
Current & past employers:	US Attorney's Office, Keane Inc
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

I have a plan to be debt free in 4 years. While I can do with my current credit card rates, it would be much more efficient if I could reduce my interest payments. I will use this loan to pay off two credit cards. $5,000 at 21.21% $10,000 at 14.4%

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,616.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361577

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361577	$3,200	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361577. Member loan 361577 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Mankato Clinic	Debt-to-income ratio:	17.83%
Length of employment:	2 years 4 months	Location:	Mankato, MN

Home town:
Current & past employers:	Mankato Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

personal loan

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$542.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 363248

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
363248	$10,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 363248. Member loan 363248 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Media Gensis	Debt-to-income ratio:	22.43%
Length of employment:	4 years	Location:	FERNDALE, MI

Home town:	Ypsilanti
Current & past employers:	Media Gensis
Education:	Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

Little credit card bills piled up here and there and I'd rather be paying one bill a month with an eye towards actually paying it off. I have a job, I can always make payments, I would just prefer paying once a month (and to a real person no less).

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	67
Revolving Credit Balance:	$9,469.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363828

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
363828	$25,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 363828. Member loan 363828 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Mytek Network Solutions	Debt-to-income ratio:	11.97%
Length of employment:	3 years	Location:	Dayton, OH

Home town:	Dayton
Current & past employers:	Mytek Network Solutions
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

My company provides information technology solutions for small business. We wish to become a technology managed services provider for small businesses but this requires a signifigant upfront investment in software and hardware. I am putting in $25K of my money and still need an additional $25K to purchase the required gear.

A credit bureau reported the following information about this borrower member on November 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	40
Revolving Credit Balance:	$2,796.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 364428

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364428	$6,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364428. Member loan 364428 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	n/a	Debt-to-income ratio:	19.46%
Length of employment:	n/a	Location:	kissimmee, FL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I was accepted to the graduate school and program of my choice! Very, very exhilarating, HOWEVER, the price-tag of school is quite high, coupled with living expenses (School is in Washington D.C.). I need a small loan to get the show on the road! I haven't had much success getting a job without being in D.C. already. So, the loan is to get started: moving expenses, an apartment (first months rent and security deposit) plus the deposit for school to reserve her space in the program!

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$233,309.00	Public Records On File:	0
Revolving Line Utilization:	19.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364952

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364952	$24,900	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364952. Member loan 364952 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$17,500 / month
Current employer:	Fulgid Inc	Debt-to-income ratio:	7.41%
Length of employment:	1 year 3 months	Location:	beaverton, OR

Home town:
Current & past employers:	Fulgid Inc
Education:	West Virginia University

This borrower member posted the following loan description, which has not been verified:

I plan to paydown higher interest credit cards which are currently at 18 to 20%. Loan will help me in achieving my goal of being debt free in 3 years. I have always been on time in making credit card payments and maintained a good credit history. I do have good earnings to make monthly payments on time

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	33
Revolving Credit Balance:	$30,775.00	Public Records On File:	0
Revolving Line Utilization:	61.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 365040

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365040	$3,250	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365040. Member loan 365040 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	Kasky Insurance	Debt-to-income ratio:	20.20%
Length of employment:	5 years	Location:	Pittsburgh, PA

Home town:	Mt Lebanon
Current & past employers:	Kasky Insurance
Education:	Carnegie Mellon University

This borrower member posted the following loan description, which has not been verified:

I have a year and a half left at an Ivy Legue school where I am studying Business Management. Private lenders are only offering loans at extremely high rates and I really don't want to pay 13-14% interest. I work and live at home so I hardly have any expenses and most of my federal education loans are deferred but I can't don't make enough to pay for each semester up font.

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,748.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 365042

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365042	$14,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365042. Member loan 365042 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Con Edison	Debt-to-income ratio:	11.46%
Length of employment:	3 years	Location:	Staten Island, NY

Home town:	danberry
Current & past employers:	Con Edison, U.S.I.S
Education:	Lincoln Technical Institute

This borrower member posted the following loan description, which has not been verified:

I'm requesting this loan to pay off credit cards that have a high interest rate.

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,523.00	Public Records On File:	1
Revolving Line Utilization:	35.90%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366109

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366109	$2,100	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366109. Member loan 366109 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$833 / month
Current employer:	Accounting/Financial Advisory Firm	Debt-to-income ratio:	19.68%
Length of employment:	1 year 6 months	Location:	Chicago, IL

Home town:	Chicago
Current & past employers:	Accounting/Financial Advisory Firm
Education:	DePaul University

This borrower member posted the following loan description, which has not been verified:

I'm a 21 year old full-time student and a part-time worker. I will complete my degree in accounting and sit for the CPA exam in June of 2009. I'm taking a total of 7 courses per term and I need this loan in order to buy books, get to and from work and school, and cover other miscellaneous expenses here and there. Even now while interning part-time at an accounting/financial advisory firm, I'm more than able to pay the monthly installments on this loan, so those who are considering funding this loan need not worry. I know the value of money and would truly appreciate the help.

A credit bureau reported the following information about this borrower member on November 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$603.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366197

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366197	$25,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366197. Member loan 366197 was requested on December 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,882 / month
Current employer:	Lennar Corp.	Debt-to-income ratio:	19.34%
Length of employment:	2 years 1 month	Location:	Columbus, NJ

Home town:	Akron
Current & past employers:	Lennar Corp.
Education:	Princeton University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate two Washington Mutual Credit cards for a total of about $15,000. Both cards are charging about 29% interest. One card is in the wifes name and the other is in my name. I would like to pay these cards off and close out the accounts. In addition, I have a personal loan with Captital One which I have paid down to $7,000 from $15,000 this past year. I'd like to pay this balance off as well. These three bills each month costs about $1,300.00, paying minimum charges only on the credit cards. I have a strong job, and have a household income over $230k a year. My credit score is 684, my wife's is 705. I can apply either single or joint with my wife depending on how it may impact the terms of the loan. I am a very safe and strong investment. My credit report indicates on time payment history for many years. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$80,763.00	Public Records On File:	0
Revolving Line Utilization:	98.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 366292

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366292	$12,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366292. Member loan 366292 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Nike	Debt-to-income ratio:	22.68%
Length of employment:	4 years 4 months	Location:	Aliso Viejo, CA

Home town:
Current & past employers:	Nike, AffiliateDiamond.net, GAP
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

I am currently part owner of an online affiliate marketing program AffiliateDiamond.com. We are looking to expand our services to offer Online-tutoring using certified teachers to help students online. Below is a brief synopsis of what we are offering: TutoringOne.com is a organization that provides on-line tutorial services to upper elementary, middle and high school students. Created in 2008, TutoringOne is an exciting and innovative method of providing academic tutoring in the home of every student. Utilizing the power and reach of the Internet, TutoringOne strategically provides a comprehensive program, which successfully supports the academic future of all students. TutoringOne offers: " One-on-One Tutoring " 24hr Easy Access " Certificated Teachers and College Experts " Cost Effective Personal and Educational Agency Subscriptions " Virtual Subject-Matter Conference Classrooms " Interactive WebChat Tutoring " Parental Information Components " Teacher Employment Opportunities Today, TutoringOne is a leader in the next generation of innovative education techniques that will improve student achievement and potential for global success. TutoringOne is staffed by ?highly qualified teachers? and college experts or graduates who provide live services 24 hours a day. Teachers are specifically qualified to teach high school core academic subject areas, especially in the areas of mathematics and science. In addition, services are available for students with disabilities and second language learners. Revenue will be generated by state funding (SES & Title 1 School Choice Programs), Individual School sites and School District contracts (5 contracts have already been negotiated) and online advertising from .EDU based learning programs (i.e SAT prep courses, Sylvan Learning Centers, University of Phoenix, etc etc). We need $15,000 to develop and deploy the website code and the other $15,000 will be used for other start up expenses (i.e Servers, Marketing Materials, Salaries, Legal fees, etc). This loan will be paid back with in 3 years, if not sooner. When looking at my revolving credit it may seem to be high, but $9,000 is a motorcycle payment on a Suzuki Credit Card and the motorcycle is currently being sold. If you have any questions or comments please feel free to ask and I will respond as soon as possible. Thank you

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,844.00	Public Records On File:	0
Revolving Line Utilization:	89.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366503

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366503	$25,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366503. Member loan 366503 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,667 / month
Current employer:	Self-Employed	Debt-to-income ratio:	12.58%
Length of employment:	6 years 4 months	Location:	Creve Coeur, MO

Home town:
Current & past employers:	Self-Employed
Education:

This borrower member posted the following loan description, which has not been verified:

I'm looking for a loan to convert my debt from two credit cards to one loan. I have one existing loan from LendingClub.com members, which I've made 7 payments on so far. I much prefer the lending club loan over making payments on a credit card each month, even though I don't use them anymore. This is not a loan for new money, but will go to pay off existing debt, which I've never missed a payment on. I've never missed a payment on any credit card or any loan for that matter, and I've never not paid off a debt. The only reason my credit score isn't higher is because of the balances on my credit card.

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$69,163.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366533

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366533	$18,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366533. Member loan 366533 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Electronic Transaction Consultants	Debt-to-income ratio:	7.75%
Length of employment:	9 months	Location:	Dallas, TX

Home town:	Boulder
Current & past employers:	Electronic Transaction Consultants, Risk Sciences Group
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

Request a $18,500 personal loan to refinance a credit card balance at a lower rate. Interested in a loan for $18,500 for debt consolidation. This is to pay off a credit card with a balance of $18,500, at a 17.99% APR. The balance came from several years of accumulated medical bills and auto repairs. I currently pay $600 to $800 per month toward the credit card and would like to retire the entire balance in 3 years. Monthly Gross Income: $5500.00 Monthly Net Income (after taxes and 10% 401(k) contribution): $3737.00 Current Monthly Expenses: Mortgage: $653.00 Auto: $426.00 Utilities/Phone/Cellular: $300.00 Insurance (auto and home): $120.00 All of my accounts are current (if open) or paid as agreed (if closed).

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,088.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366536

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366536	$9,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366536. Member loan 366536 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Los Angeles Harbor Department	Debt-to-income ratio:	0.00%
Length of employment:	2 years	Location:	long beach, CA

Home town:	Glendale
Current & past employers:	Los Angeles Harbor Department, City of Long Beach, Fire Deptartment, Westmed/McCormick Ambulance
Education:	California State University-Long Beach (CSULB), San Diego State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Restoring and rebuilding engine on 1968 Malibu that has been in my family for some time. We have the money now, but it would deplete our emergency fund. Looking for loan to ease/differ the money. My mechanic is possibly leaving the country next year, so time is of the essence at this point.

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366538

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366538	$4,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366538. Member loan 366538 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	morenzoni painting	Debt-to-income ratio:	11.46%
Length of employment:	3 years 10 months	Location:	wakefield, RI

Home town:	Wakefield
Current & past employers:	morenzoni painting, aqua science
Education:	county college of rhode island

This borrower member posted the following loan description, which has not been verified:

pay off credit cards and school bills also some moving cost

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,656.00	Public Records On File:	0
Revolving Line Utilization:	72.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366567

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366567	$24,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366567. Member loan 366567 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,583 / month
Current employer:	After Hours Digital	Debt-to-income ratio:	9.59%
Length of employment:	5 years	Location:	Irvine, CA

Home town:	Irvine
Current & past employers:	After Hours Digital
Education:

This borrower member posted the following loan description, which has not been verified:

I am a certified independent Apple Technology Consultant who is referred by several local retail stores to companies in need of technical support (Apple employees can?t go to customer locations or troubleshoot third-party software or hardware.) I have been in business for five years and in related fields for ten more. My specialties include the maintenance of computer networks, internet access, and email systems; software and hardware troubleshooting; data backups; and data recovery from damaged hard drives. I also utilize the latest technology for remote troubleshooting and can take control of client computers within seconds of a request. I am very technically informed and receive daily several hundred confidential internal emails within the Apple Consultants Network that inform me of up-to-the-minute problems that other consultants are encountering at customer locations throughout the U.S. I also monitor a dozen third-party technical sites covering countless issues as they occur. For the last five years I have been going solo and have been too busy to take on new customers, but an opportunity has presented itself to take on someone with whom I?ve worked in the past who has the perfect technical expertise. Toward this end I?ve just purchased another cargo van (that I will turn into a mobile information technology center) and I?d started to buy equipment using some special-rate credit card offers when I realized that?as silly as this may sound, as I just signed up to be a lender?I can borrow at a better rate over a longer period of time from LendingClub.com. I still need to purchase a laptop, desktop, diagnostic software, hardware, communication equipment, storage racks for the van, switches, routers, and network cabling for inventory as well as certification classes for my new employee. I also read many local, regional, and international newspapers daily, uncovering gems like LendingClub.com and recently noticed they have a program to trade promissory notes with FolioFN.com?another brilliant investment vehicle. LendingClub.com is a great concept to allow the little guy (lender or borrower) to participate like the big guys.

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1982	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366625

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366625	$18,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366625. Member loan 366625 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,833 / month
Current employer:	Xaverian HS	Debt-to-income ratio:	17.19%
Length of employment:	28 years	Location:	Staten Island, NY

Home town:	Brooklyn
Current & past employers:	Xaverian HS
Education:	Graduate Center CUNY, St. Johns University, CUNY College of Staten Island, St Francis College

This borrower member posted the following loan description, which has not been verified:

fixed rate $18,000 48 to 60 month term

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,358.00	Public Records On File:	0
Revolving Line Utilization:	8.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366642

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366642	$10,800	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366642. Member loan 366642 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	MARLABS INC	Debt-to-income ratio:	11.64%
Length of employment:	3 years 8 months	Location:	PLAINSBORO, NJ

Home town:
Current & past employers:	MARLABS INC
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: To pay off my high interest personnel loan and credit card payments I have the following loans open A) Bank of America Personnel loan $7500 (14.5%) B) credit card $3000 (14.25%) My financial situation: Working in and in the IT field for last 10 years I have annual income over $70K+Quarterly bonuses I have more than $1500 left monthly for my loan payments. I have paid my loans on time and never delayed any loan or bill payment. Credit Score: My Credit score in credit Karma is 715 Income: Monthly income: $4200(after tax) My monthly budget: Mortgage/rent: $944 Medical Insurance: $ deducted by company from quarterly bonus Car Insurance: $ 90 Car expenses: $ Loan Paid Off + $80 for Gas Utilities, Gas: $ 250 Phone, cable, internet: $ 133 Food, entertainment: $ 300 Credit cards and other loan payments: $ 201 for BAC loan EMI + $200 for credit card Other expenses: $ 100 --------------------------------------- Total monthly expenses: $ 2298 Left over from income $1902 I don?t have any problem paying around $400 for this loan with the left over amount. Thanks for your interest in My Listing and please do let me know if you have queries

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,142.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366701

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366701	$13,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366701. Member loan 366701 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,850 / month
Current employer:	State of California	Debt-to-income ratio:	16.04%
Length of employment:	3 years	Location:	Citrus Heights, CA

Home town:	Sacramento
Current & past employers:	State of California
Education:	California State University-Chico (CSU Chico)

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to consolidate debt from several credit cards into one lower-interest payment. The goal is to erase credit card debt within a set timeframe, free up money that is being wasted on high interest rates and fees, and build savings to be used for emergencies in lieu of credit cards. I am a co-homeowner with my girlfriend. We are trying to implement a budget, tie up lose ends, and manage our money better. Our free and easy lifestyle has come to and end with two kids (2 yrs & 5 months) in daycare and a mortgage!

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,671.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366705

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366705	$10,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366705. Member loan 366705 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	GIG, LLC	Debt-to-income ratio:	17.85%
Length of employment:	3 years	Location:	los angeles, CA

Home town:	New York
Current & past employers:	GIG, LLC, Matrix Legal, CBS Corp.
Education:	Boston College, George Washington University (GW)

This borrower member posted the following loan description, which has not been verified:

Requesting $10,000 at a 5 year repayment status. Just moved to another city for another job and need finances for expenses related to the move.

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,646.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 366733

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366733	$13,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366733. Member loan 366733 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,833 / month
Current employer:	BILL MCCURLEY CHEVROLET INC	Debt-to-income ratio:	16.46%
Length of employment:	4 years 2 months	Location:	PASCO, WA

Home town:	Portland
Current & past employers:	BILL MCCURLEY CHEVROLET INC, Charter Communications
Education:	University of Oregon

This borrower member posted the following loan description, which has not been verified:

I would like to put all my dept at one place.

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,400.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366783

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366783	$4,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366783. Member loan 366783 was requested on December 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Quest Title Agency, Inc.	Debt-to-income ratio:	21.09%
Length of employment:	6 years 7 months	Location:	Nutley, NJ

Home town:	Kearny
Current & past employers:	Quest Title Agency, Inc.
Education:	New Jersey City University

This borrower member posted the following loan description, which has not been verified:

I would like to pay off 4 existing credits cards.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,361.00	Public Records On File:	1
Revolving Line Utilization:	11.10%	Months Since Last Record:	30
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366787

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366787	$18,800	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366787. Member loan 366787 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Auburn University/Coosa County Extension Office	Debt-to-income ratio:	13.07%
Length of employment:	1 year 6 months	Location:	Ashland, AL

Home town:	Leeds
Current & past employers:	Auburn University/Coosa County Extension Office, Retired from Social Security Administration after 30 years employment
Education:

This borrower member posted the following loan description, which has not been verified:

I wish to use this loan to pay off and close out credit cards. Thanks for your time and consideration.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,554.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366795

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366795	$6,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366795. Member loan 366795 was requested on December 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Weir Floway, Inc.	Debt-to-income ratio:	3.89%
Length of employment:	3 months	Location:	Fresno, CA

Home town:
Current & past employers:	Weir Floway, Inc., Healthcomp TPA, Ossur Americas, Inc., Valeant Pharmaceuticals Int'l
Education:	UC Irvine

This borrower member posted the following loan description, which has not been verified:

I'm tired of paying a high interest rate. I calculated how much I've paid in interest over the past 2 years and it's astronomical. I took a loan out from Cash Call and the interest rate on the loan is killer, 60% APY, 5% every month. I'm paying over $250 in interest alone every month!!!! I have no problems making the payments, but just the thought of how much I paid in interest is making me sick. Thank you for everyone who helped me so far, just need a little bit more to help me exercise this loan from hell.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	6	Months Since Last Delinquency:	16
Revolving Credit Balance:	$301.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366867

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366867	$15,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366867. Member loan 366867 was requested on December 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,600 / month
Current employer:	Towne Pharmacy	Debt-to-income ratio:	13.92%
Length of employment:	12 years	Location:	Lake Hopatcong, NJ

Home town:	Newark
Current & past employers:	Towne Pharmacy, Comet
Education:

This borrower member posted the following loan description, which has not been verified:

I will be planning on spending my loan to pay off my current debts. I owe about $14000 on credit card, phone, cable, oil, rent, and insurance. I am hoping the amount of money a month to pay off my loan will be less than $1455, which is what I am paying currently. I make $1800 a month; which leaves me with roughly about $350 extra a month to pay for food, gas, and my laundry. It is pretty rough for me when my two daughters live with me and are currently unemplpoyed with these tough economic times. Please help me!

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,707.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366873

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366873	$25,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366873. Member loan 366873 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	IBM	Debt-to-income ratio:	9.95%
Length of employment:	17 years 11 months	Location:	Maryville, TN

Home town:	Maryville
Current & past employers:	IBM
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Working capital to start a new business.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$142,826.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366874

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366874	$10,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366874. Member loan 366874 was requested on December 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	MRK Express Inc	Debt-to-income ratio:	7.03%
Length of employment:	3 years 2 months	Location:	Wheeling, IL

Home town:	Lomza
Current & past employers:	MRK Express Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I want to buy a used trailer(1 year old) for my trucking business. I'm self-employed, have one truck that I paid off about two months ago. Currently I'm renting a trailer from the company I'm leased to for 500$ a month. I can take the very same 500 I'm paying for renting and can pay on a loan to the investors here. My finances are as follow: Income: 5200$ a month (net income from truck) Expenses: 1200 - Condo pmt 600 - Car gas 750 - Food 185 - Utilities 145 - Cell phone & mobile internet ------------------------- 2320 - Left over As you can see I have a decent shovel to work with and I will have no problem paying it off. I have friends that tell me to wait 1 year and just pay cash for it, but I rather leave some interest here than let the company I lease to keep on taking from me.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	27
Revolving Credit Balance:	$31,590.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366886

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366886	$7,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366886. Member loan 366886 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	State Street Corp.	Debt-to-income ratio:	7.31%
Length of employment:	9 months	Location:	Overland Park, KS

Home town:	Overland Park
Current & past employers:	State Street Corp., Best Buy Co. Inc.
Education:	University of Kansas Main Campus

This borrower member posted the following loan description, which has not been verified:

I am looking to upgrade vehicles since my current car is getting older and higher mileage. I own my current car, which is a 1991 Toyota MR2 Turbo and has a market value around my area of roughly $5000. I will be selling this car shortly, but must have the new vehicle first since I only have the one daily driver. I need this loan to cover the initial total cost of the new vehicle and then I will pay down the principal of the loan once I have sold my current car. I have a credit score of 746 as of 12/04/08, when it was ran at a local dealership and subsequently offered a 24% interest rate. I know that with my credit score and collateral I should receive a much much better rate.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$832.00	Public Records On File:	0
Revolving Line Utilization:	6.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366887

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366887	$20,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366887. Member loan 366887 was requested on December 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,658 / month
Current employer:	Sandia National Laboratories	Debt-to-income ratio:	15.02%
Length of employment:	21 years 8 months	Location:	Livermore, CA

Home town:
Current & past employers:	Sandia National Laboratories
Education:

This borrower member posted the following loan description, which has not been verified:

We own a performing arts studio that has been growing in student enrollment. We need to restructure our current facility and purchase additional teaching equipment to accommodate the increasing enrollments. This loan will be used to perform those improvements.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$141,165.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366913

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366913	$7,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366913. Member loan 366913 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Bank of America Corp.	Debt-to-income ratio:	15.25%
Length of employment:	8 years 1 month	Location:	Garden Grove, CA

Home town:	Manila
Current & past employers:	Bank of America Corp., Domino's Pizza
Education:	California Polytechnic State University (CalPoly)

This borrower member posted the following loan description, which has not been verified:

Will be used to consolidate high interest credit cards

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,951.00	Public Records On File:	0
Revolving Line Utilization:	97.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366951

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366951	$19,200	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366951. Member loan 366951 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	ROSNER CHEVROLET	Debt-to-income ratio:	20.21%
Length of employment:	5 years 10 months	Location:	SEBASTIAN, FL

Home town:	MONTERAY
Current & past employers:	ROSNER CHEVROLET
Education:

This borrower member posted the following loan description, which has not been verified:

HAVE TWO CREDIT CARDS , ONE WITH 7000 BAL AND ONE WITH 3400 BAL.. WANT TO PAY OFF AND CLOSE THEM AS INTEREST RATES ARE RISING AND THEY NEVER SEEM TO GO DOWN . CREDIT CARD DEBT WILL BE THE NEXT FINANCIAL CRISIS AND I WOULD LOVE TO GET OUT FROM UNDER THEM IF I CAN. WITH THE BALANCE I WOULD LIKE TO FINISH SOME HOME IMPROVEMENTS STARTED A FEW MONTHS BACK, WITH THE HOUSING MARKET IN SUCH AN UPROAR A HOME REFINANCE IS OUT OF THE QUESTION AS MY HOME IS NOW WORTH LESS THAN I OWE ON IT. WOULD LIKE TO FINISH TILE ON PATIO AND FRONT PORCH AND REPLACE KITCHEN CABINETS WITH GRANITE COUNTER TOPS

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	53
Revolving Credit Balance:	$8,776.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366968

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366968	$15,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366968. Member loan 366968 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,112 / month
Current employer:	EMC Corp.	Debt-to-income ratio:	5.02%
Length of employment:	4 years 5 months	Location:	McKinney, TX

Home town:	Burlington, ONT
Current & past employers:	EMC Corp., Business Edge Solutions
Education:	Brock University

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate 3 credit cards and a unsecured loan into a single manageable payment.

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,513.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366973

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366973	$3,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366973. Member loan 366973 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	altantic paratranist	Debt-to-income ratio:	5.17%
Length of employment:	6 months	Location:	RIDGEWOOD, NY

Home town:	Manhattan
Current & past employers:	altantic paratranist
Education:	lagaurdia community college

This borrower member posted the following loan description, which has not been verified:

I need this loan due to the fact that I need to pay for funreal services. A member of my family past away and I don't have enough to cover the payments.

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,819.00	Public Records On File:	0
Revolving Line Utilization:	26.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366989

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366989	$15,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366989. Member loan 366989 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,142 / month
Current employer:	City of Providence School Department	Debt-to-income ratio:	15.99%
Length of employment:	12 years 7 months	Location:	Warwick, RI

Home town:	new brunswick
Current & past employers:	City of Providence School Department, UPS Freight (current part time evening)
Education:	Community College of Rhode Island

This borrower member posted the following loan description, which has not been verified:

I will use this loan to pay off excessive credit card debt. I have $50,000 in credit card debt that mostly accumulated from transfering balances. I have never been late on any payments and try to pay a little extra each month on my credit cards, but it seems almost impossible for the balances to come down. I applied for loans with conventional lenders and have been denied because of the high credit balances. I thought with my A+ repayment history and zero delinquencies, obtaining a debt consolidation loan would be much easier. I now realize that the amount of credit I have earned and used has had a great impact on lenders decisions. I am fortunate enough to have a full time and part time position with two very secure companies, so there is no doubt that I will repay the amount requested. As you look at my history you will see that I have never defaulted on any of my obligations. Thank you in advance for your consideration.

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,868.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366991

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366991	$20,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366991. Member loan 366991 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Capital One Bank	Debt-to-income ratio:	20.34%
Length of employment:	9 months	Location:	Allen, TX

Home town:	San Antonio
Current & past employers:	Capital One Bank, Bank of America Corp.
Education:	Texas State University-San Marcos

This borrower member posted the following loan description, which has not been verified:

Hello, me and my fiancee have been dating for 10 years now, and we will be getting married next year. Early on (we began dating in high school), we decided we would wait until we were both out of college before ever getting engaged and then married, and we stuck to that agreement. After we both graduated from college, she decided to go back and get her Master's degree in Professional Counseling. And I supported her decision and have supported her so that she could dedicate herself to grad school one hundred percent. She recently graduated, and we have been making wedding plans for the last 2 years, but the assistance we thought we would be getting from parents turned out to be non-existent. I applied for a personal loan from a bank but was declined. She is the best person in my life, and she deserves to have the wedding of her dreams. I have a decent credit score (680) and have the ability to pay back a loan for our wedding, I just can't get approved from a major bank. We are finally able to save, since I got a really good paying job this past year, we just don't have the amount of time to save all that we would need for a nice wedding. So, that's when I heard about lending club, and thought that it might be a good idea to try out. If someone could have it in them to help grant me the loan for our wedding, I can promise that it would be paid back without complications. Soon, my fiancee will be working as well, but we just don't have enough time before the wedding to save the total amount. Thank you for your consideration and time.

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,844.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366996

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366996	$5,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366996. Member loan 366996 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	Best Buy	Debt-to-income ratio:	12.40%
Length of employment:	3 years 1 month	Location:	Houston, TX

Home town:	Houston
Current & past employers:	Best Buy
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

just random

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,678.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 367001

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367001	$8,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367001. Member loan 367001 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	quiznos sub	Debt-to-income ratio:	7.80%
Length of employment:	4 years 6 months	Location:	Poughquag, NY

Home town:	New Haven
Current & past employers:	quiznos sub, beekman square diner
Education:	SUNY Westchester Commmunity College

This borrower member posted the following loan description, which has not been verified:

I own a Quiznos sub franchise with a partner who is leaving. the business debt is at $40000, mostly on credit cards in his name. I need to carry over half the debt into my name.

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	38	Months Since Last Delinquency:	16
Revolving Credit Balance:	$18,065.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 367046

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367046	$4,150	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367046. Member loan 367046 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,167 / month
Current employer:	G and P Enterprises Inc. of NWA	Debt-to-income ratio:	22.70%
Length of employment:	6 months	Location:	Siloam Springs, AR

Home town:	Erie
Current & past employers:	G and P Enterprises Inc. of NWA, Rockline Industries, Inc.
Education:	University of Arkansas at Fayetteville

This borrower member posted the following loan description, which has not been verified:

Loan is required to buyout partner of G & P Enterprises Inc. of NWA. We specialize in the refurbishing and recycling of computer equipment for resale. In addition we provide other computer services such as repairs and database programming.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	69
Revolving Credit Balance:	$27,535.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367056

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367056	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367056. Member loan 367056 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	ERA Besmatch RE	Debt-to-income ratio:	22.22%
Length of employment:	12 years 2 months	Location:	New York, NY

Home town:
Current & past employers:	ERA Besmatch RE, ERA Besmatch RE
Education:	City College of New York

This borrower member posted the following loan description, which has not been verified:

To complete a business project

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,391.00	Public Records On File:	0
Revolving Line Utilization:	90.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367135

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367135	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367135. Member loan 367135 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,333 / month
Current employer:	Williams Lea	Debt-to-income ratio:	23.01%
Length of employment:	2 years	Location:	Whittier, CA

Home town:	Edison
Current & past employers:	Williams Lea, Boston Consulting Group
Education:	Elon University, Chapman University

This borrower member posted the following loan description, which has not been verified:

I am currently re-paying a low APR, fixed rate student loan that I will be free of by 2011. I have two credit cards that total 10k that I would like to also pay down by 2011, so my family can be debt free and begin to finally save for a down payment on a home. However, fair deals from the credit cards I have apparently have vanished. The transaction fees seem to have lost their ceilings and the APRs aren't attractive. I do not wish to obtain any more credit cards. I want one bill, fixed rate, low APR with a set payment schedule. That quest has led me to Lending Club. Thank you.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,538.00	Public Records On File:	0
Revolving Line Utilization:	13.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367150

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367150	$5,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367150. Member loan 367150 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	U.S. Air Force	Debt-to-income ratio:	0.36%
Length of employment:	16 years	Location:	Dalzell, SC

Home town:	Bronx
Current & past employers:	U.S. Air Force, u.s. air force
Education:	Central Carolina Community College

This borrower member posted the following loan description, which has not been verified:

using loan to finance wheels and tire from super buy tires

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	32	Months Since Last Delinquency:	9
Revolving Credit Balance:	$49.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367176

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367176	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367176. Member loan 367176 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	10.76%
Length of employment:	9 years 6 months	Location:	Oklahoma City, OK

Home town:	Santa Maria
Current & past employers:	Northrop Grumman
Education:	Oklahoma City University

This borrower member posted the following loan description, which has not been verified:

This loan is to cover equipment for my Fruit Bouquet business. Items included are a walk-in cooler, 3 compartment sink, stainless work tables, food slicing equipment, chocolate temperers, racks, and furniture.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 367180

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367180	$4,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367180. Member loan 367180 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Self employed	Debt-to-income ratio:	20.53%
Length of employment:	13 years 5 months	Location:	Rockford, MI

Home town:
Current & past employers:	Self employed, Currently co-owner BirdWatcher's Marketplace/BirdWatchers.com
Education:	Michigan Technological University

This borrower member posted the following loan description, which has not been verified:

Nest Egg Products, a sole proprietorship, is a distributor of birding products in Michigan, Indiana and Ohio. Our customers are wild bird & nature stores, lawn and garden centers, pet food stores and super markets. Some or our product lines are Birdola - the original wild bird seed cakes; Heath Products - a manufacturer of wild bird houses, feeders and suet; Brome Birdcare - the manufacturer of Squirrel Buster squirrel proof bird feeders; Woodpecker Products - manufacturer of processed suet and log feeders for wild birds. Nest Egg Products was previously known as Third Bind Inc - in business since 1993 and the first distributor of Birdola. When the owner of Third Bird retired April 1. 2007, Nest Egg Products purchased Third Bird's inventory and delivery vehicle and has continued it's sucessful relationships with Third Bird's customers. Nest Egg Products sales for the period April 1 2008 thru November 30 2008 have increased steadily over the same 2007 period. This request is for addition funds to increase our current inventory levels of current products and to add additional lines to better service our customers.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1984	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,696.00	Public Records On File:	0
Revolving Line Utilization:	88.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367186

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367186	$18,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367186. Member loan 367186 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	n/a	Debt-to-income ratio:	18.30%
Length of employment:	4 years	Location:	Baltimore, MD

Home town:	Washington
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to refinance my very high interest Prosper loan. The interest rate is excessive and my payments are $954 a month, which is more than my mortgage! Refinancing will free up cash so I can continue to pay down my remaining unsecured debt and achieve my ultimate goal of living debt free. Yay. :o)

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	2
Revolving Credit Balance:	$18,535.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367218

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367218	$7,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367218. Member loan 367218 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Cadforce	Debt-to-income ratio:	7.52%
Length of employment:	2 years 9 months	Location:	North Hills, CA

Home town:	Bulacan
Current & past employers:	Cadforce, Fred Devine Architect & Associates
Education:	Far Eastern University

This borrower member posted the following loan description, which has not been verified:

To be free from high interest rate credit card company's charging.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,856.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 367224

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367224	$9,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367224. Member loan 367224 was requested on December 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Iandoli and Desai P.C.	Debt-to-income ratio:	15.75%
Length of employment:	1 year 9 months	Location:	Brighton, MA

Home town:	Asbury Park
Current & past employers:	Iandoli and Desai P.C., State Street Corp.
Education:	College of the Holy Cross

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: Hi all, I want a new loan for the purpose of paying off my other revolving lines of credit & having lower interest rate on payments. I currently have three credit cards ($8400, 4200, and $600 balances). I would like to consolidate these debts into one payment for convenience as well as to maximize APR once promotional rate expires on these accounts. My financial situation: I have a solid 9 year credit history with no negative marks. I opened my first credit card in college and unlike many students developed my credit history wisely. Post-graduation, of my 6 revolving balances, I've paid off my two student loans, and have 3 revolving credit cards, the highest balances being $8400 most of which consists of a purchase and auto repairs for a car I no longer use (public transportation is great for wallet and environment!). I currently work as a paralegal and make $36,000 per year before OT, but also cater for added income, and I am very simple with my spending. I have health insurance coverage and do not plan any large expenses in near future. I always pay my bills first before all else, and my credit history reflects this. My monthly budget: Salary: $2700.00 per month Mortgage/rent: $280.00 (I live with friends so rent is very cheap) Insurance: $56.00 Car expenses: $89.00 (use public transportation in Boston at $89.00 per month for train pass) Utilities: $100.00 (not part of rental agreement. Rent is one flat fee) Food, entertainment: $160.00 Clothing, household expenses $100.00 Credit cards and other loan payments: $465.00 (3 credit cards 3.99%, 12.99% and 0%) Other expenses: $39.99 Overall, I feel I am great investment, with a simple request. Feel free to ask questions.

A credit bureau reported the following information about this borrower member on December 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	38
Revolving Credit Balance:	$13,072.00	Public Records On File:	0
Revolving Line Utilization:	90.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367245

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367245	$1,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367245. Member loan 367245 was requested on December 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	UNITED SURGICAL PARTNERS	Debt-to-income ratio:	4.47%
Length of employment:	1 year 1 month	Location:	Lantana, TX

Home town:	Austin
Current & past employers:	UNITED SURGICAL PARTNERS, Baylor University Medical Center
Education:	Texas Tech

This borrower member posted the following loan description, which has not been verified:

Currently own 4 rental houses looking to add some more.

A credit bureau reported the following information about this borrower member on December 7, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	57	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,776.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367284

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367284	$16,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367284. Member loan 367284 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,200 / month
Current employer:	Sikorsky Aircraft	Debt-to-income ratio:	12.92%
Length of employment:	1 year	Location:	Milford, CT

Home town:	Milford
Current & past employers:	Sikorsky Aircraft, Mastroni Construction
Education:	Sikorsky School for Aviation, Gateway Community and Technical College, Sacred Heart University

This borrower member posted the following loan description, which has not been verified:

Consolidate my debit to 1 payment for my 5 credit cards, with the loan i will payoff all my credit cards and be debit free in 3 years , beside my car loan and mortgage.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,889.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367285

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367285	$8,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367285. Member loan 367285 was requested on December 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,864 / month
Current employer:	Self-employed	Debt-to-income ratio:	22.49%
Length of employment:	16 years 10 months	Location:	Henderson, CO

Home town:	Topeka
Current & past employers:	Self-employed
Education:	University of Kansas Main Campus, Washburn University

This borrower member posted the following loan description, which has not been verified:

I will use the funds to pay off credit card debt that has drifted from low interest to high interest due only to the lenders' greed. I have not missed or been late on a debt payment in many years, and have a good six-figure income. Nevertheless, once credit card companies get their hooks into you, they jack the interest rate up. I am tired of it, and want to get fair interest rates instead. All of the requested funds will go directly to pay off current debt.

A credit bureau reported the following information about this borrower member on December 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,496.00	Public Records On File:	0
Revolving Line Utilization:	62.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367313

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367313	$8,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367313. Member loan 367313 was requested on December 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	n/a	Debt-to-income ratio:	12.07%
Length of employment:	n/a	Location:	Carlisle, PA

Home town:	lebanon
Current & past employers:	Bon Ton
Education:	Shippensburg

This borrower member posted the following loan description, which has not been verified:

I'm currently paying the minimums on several credit cards and I'm making very little progress. This loan request is intended to shorten the process of eliminating the credit card debt while simultaneously increasing my credit score and establishing a relationship with p2p lending. The cards that I intend to eliminate are from reputable lenders such as Bank of America ($5500). My interest rates are high because of inaccurate information on my credit report. I have not been late on ANY credit payment since March, 2002 when I was changing jobs....and even that payment was made on time but wasn't credited until the following day.

A credit bureau reported the following information about this borrower member on December 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	60
Revolving Credit Balance:	$9,229.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367337

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367337	$25,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367337. Member loan 367337 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Big 4 Audit & Accounting Firm	Debt-to-income ratio:	13.74%
Length of employment:	4 years	Location:	Rocky River, OH

Home town:	Cleveland
Current & past employers:	Big 4 Audit & Accounting Firm
Education:	Cleveland State University

This borrower member posted the following loan description, which has not been verified:

I am starting a new business offering off-shore software development around data analytics related to internal audit departments. I will use the funds to support the float between vendor payments (expenses) & customer payments (income).

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,110.00	Public Records On File:	0
Revolving Line Utilization:	2.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367352

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367352	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367352. Member loan 367352 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	WEST HORIZON ADVENTURES	Debt-to-income ratio:	21.99%
Length of employment:	3 years 5 months	Location:	PARKER, CO

Home town:	Denver
Current & past employers:	WEST HORIZON ADVENTURES, SK&T INTEGRATION
Education:	DU

This borrower member posted the following loan description, which has not been verified:

I would like this loan to consolidate a few credit cards and a installment agreement on some business taxes. I'm actually in the finance business and think this is a great program. If you have any questions please contact me.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	72
Revolving Credit Balance:	$6,641.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 367379

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367379	$4,800	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367379. Member loan 367379 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	PainePR	Debt-to-income ratio:	3.99%
Length of employment:	2 years	Location:	LOS ANGELES, CA

Home town:	Gainesville
Current & past employers:	PainePR
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

Hello, I am requesting this loan to take care of some unplanned vet expenses for my dog.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	16
Revolving Credit Balance:	$468.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367384

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367384	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367384. Member loan 367384 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Stop and Shop Co.	Debt-to-income ratio:	6.15%
Length of employment:	23 years	Location:	New Britain, CT

Home town:
Current & past employers:	Stop and Shop Co.
Education:

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to help pay for a remodeling project in my home. I am finishing off the basement and garage addition for my son who is moving in with me. He just recently went through a rough divorce and has custody of his two girls. We've decided as a family that it would be best for him and I can help with the kids. I had initially planned on using money from my retirement account, but as we all know the market has been very bad and it was not an option. A friend of mine reccomended that I look into the Lending Club. I've decided to give it a try.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	75
Revolving Credit Balance:	$1,101.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367392

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367392	$8,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367392. Member loan 367392 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	TIEN TIEN FOOD CO	Debt-to-income ratio:	9.48%
Length of employment:	7 years 5 months	Location:	SAN FRANCISCO, CA

Home town:	HONG KONG
Current & past employers:	TIEN TIEN FOOD CO, Bank of America Corp.
Education:	COGNITIO COLLEGE, San Francisco State University

This borrower member posted the following loan description, which has not been verified:

For the wedding expense

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,058.00	Public Records On File:	0
Revolving Line Utilization:	22.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367398

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367398	$10,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367398. Member loan 367398 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	amagansett po	Debt-to-income ratio:	18.71%
Length of employment:	19 years 8 months	Location:	RIVERHEAD, NY

Home town:
Current & past employers:	amagansett po
Education:	ccny

This borrower member posted the following loan description, which has not been verified:

to paydown on some of the high interest cards and small loans

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,540.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367399

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367399	$5,400	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367399. Member loan 367399 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	Lindamood-Bell Learning Processes	Debt-to-income ratio:	21.80%
Length of employment:	4 years	Location:	San Luis Obispo, CA

Home town:	Omaha
Current & past employers:	Lindamood-Bell Learning Processes
Education:	Fresno Pacific University

This borrower member posted the following loan description, which has not been verified:

Consolidate 2 debts

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$96,865.00	Public Records On File:	0
Revolving Line Utilization:	84.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367404

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367404	$7,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367404. Member loan 367404 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Boyken International	Debt-to-income ratio:	21.50%
Length of employment:	1 year 8 months	Location:	Orlando, FL

Home town:	Orlando
Current & past employers:	Boyken International
Education:

This borrower member posted the following loan description, which has not been verified:

The purpose of this money will be used to help us (my brother and I) in our real estate investing business. We are currently helping homeowners who are facing foreclosure. We help those who upside down on their mortgage and facing foreclosure by negotiating a short-sale with the bank and selling their property to a buyer or another investor for a $20,000-$50,000 profit. We also help homeowners who have equity in their home save their house from foreclosure by bringing their mortgage current and agreeing to share the equity in the property. The service we provide saves people in tough times and protects their credit so that they can buy a house again in the future. We also help them with costs that they don't currently have the cash for. This money will be able to help us with the upfront money to help bring mortgages current and help homeowners with their utilities and other expenses while we negotiate a short-sale with their mortgage company. My Personal Situation: I have never over extended myself and always paid my bills on time. I also pay my credit cards in full nearly every month. I currently have a full-time M-F job as an administrative assistant. I love what I do, but I would love to be able to create my own schedule, so when I am comfortable with the longevity of the income that we are creating in our real estate investing ventures, I will be able to devote my efforts to that full-time without fear. I am working with my brother who has been in business for 5 years. I am blessed to be able to work with him and to able to help people who are facing tough times in this tough economy. Thank you for considering funding our investments!

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,478.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367414

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367414	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367414. Member loan 367414 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Wells Fargo bank	Debt-to-income ratio:	21.32%
Length of employment:	10 years	Location:	TARZANA, CA

Home town:	Guatemala
Current & past employers:	Wells Fargo bank
Education:	Los Angeles Pierce College

This borrower member posted the following loan description, which has not been verified:

I need to consolidate a personal loan that I have for a better rate

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	64
Revolving Credit Balance:	$7,168.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367428

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367428	$9,950	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367428. Member loan 367428 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	Self EMP	Debt-to-income ratio:	10.07%
Length of employment:	4 years	Location:	deerfield beach, FL

Home town:	Miami
Current & past employers:	Self EMP
Education:	Licensed Insurance broker 46 states

This borrower member posted the following loan description, which has not been verified:

This loan is for working capital. I am not looking to borrow capital to get started in a new business.This money will be used to open a business independently .I have already proven this formula works .I am looking to implement the same foundation in which I have been very successful for the last 4 years. The only difference is this time I want to make myself /partner wealthy instead of business owners I work for.Over the course of many years I encountered companies that I work for always seem to benefit from the fruits of my labor more than myself. I am License Insurance Professional/ National Broker in 46 states specializing in Health,Life, and Annuities with a proven track record of success. I Ranked #1 for last 4 years running in my field with my former company.They employed over 200 agents. I Ranked in the top 5% of the entire country for my efforts. I have built relationships in the industry based on my own personal dedication and great work ethic. I am in a highly regulated industry that requires me to have full back round checks,finger printing,and allows no legal violations, Liens and/or Bankruptcies. I am highly respected with several fortunes 500 companies such as United Health Care,Humana, Aetna and a variety of top carriers for my production and overall performance. The money being lent is to provide myself with the opportunity spread my wings and open a business of my own.My goal is to Get away from organizations that limit my financial freedom and decide based on greed factors what my talents are worth, never looking out for my best interest. My business proposal includes marketing strategies,recruiting, and building a solid foundation for those that desire the same financial goals . I am open to either borrowing the money or offering a percentage/ partnership in return.My business proposal will be available for those require more details to feel comfortable with their investment.As the business grows additional capital may be volunteered by the investor to grow the organization to even greater numbers/returns. I sincerely appreciate all of the lenders time. I have hopes to provide myself with the one fair chance in business I truly believe we all deserve. Thanks Again

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$61,676.00	Public Records On File:	0
Revolving Line Utilization:	28.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367433

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367433	$12,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367433. Member loan 367433 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,226 / month
Current employer:	SCHOOLSFIRST FEDERAL CREDIT UNION	Debt-to-income ratio:	3.53%
Length of employment:	5 years	Location:	YORBA LINDA, CA

Home town:	HUNTINGTON PARK
Current & past employers:	SCHOOLSFIRST FEDERAL CREDIT UNION, CAL NATIONAL BANK
Education:	Cerritos College

This borrower member posted the following loan description, which has not been verified:

Good afteroon. I am interested in paying off 2 credit cards and an overdraft protection loan that is attached to my checking account. I have always been financially responsible and it troubles me greatly to ask for help. I have a 2003 Nissan Xterra that is paid off and can be used as collateral, if need be. I would like to have one monthly fixed payment for this debt. As with a lot of companies, times are hard financially and where I work is no exception. We all had to forego an annual bonus which I depended on to pay off the debt I accrued. I am hoping that next year will be better and that I would receive a bonus and payoff this loan. I am a single parent of 2 children, one who is a Junior in college and will someday be taking care of her mother! :) I would truly appreciate it if someone would be willing to take a chance on me. You have my word that you will not regret it! Thank you for taking the time to read my story! Have a wonderful day!

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,826.00	Public Records On File:	1
Revolving Line Utilization:	42.70%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367464

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367464	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367464. Member loan 367464 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	FOLIOfn, Inc.	Debt-to-income ratio:	7.81%
Length of employment:	3 years 1 month	Location:	Arlington, VA

Home town:
Current & past employers:	FOLIOfn, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I'm planning on getting started on my MBA next fall with night classes. The funds are to pay for expenses like books, GMATs, a new computer and the partial tuition payments.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,001.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367478

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367478	$5,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367478. Member loan 367478 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	pacific school of religion	Debt-to-income ratio:	1.60%
Length of employment:	13 years 4 months	Location:	tracy, CA

Home town:	berkley
Current & past employers:	pacific school of religion
Education:

This borrower member posted the following loan description, which has not been verified:

i would like to barrow these funds to help my business

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	40
Revolving Credit Balance:	$4,509.00	Public Records On File:	1
Revolving Line Utilization:	22.20%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367503

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367503	$4,200	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367503. Member loan 367503 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Wegoshop.com	Debt-to-income ratio:	12.66%
Length of employment:	2 years	Location:	deerfield beach, FL

Home town:	Chicago
Current & past employers:	Wegoshop.com, National Creditor Connection
Education:	Broward Community College

This borrower member posted the following loan description, which has not been verified:

Hello. My name is Susan and I run a grocery shopping and delivery service in Boca Raton, Florida. I am loooking for capital to expand my business. I currently have over 30 regular customers who use my service. My challenge is having enough money to purchase groceries for customers. I accept checks and credit cards which can take up to five days to clear. With this loan, I can accept new customers and grow my business without fear of not having funds available in time to purchase groceries for customers. I am a driven forty year old mother of one. I have been in business two years and am ready to pursue this full time.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,979.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367510

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367510	$24,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367510. Member loan 367510 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Ameripath Inc.	Debt-to-income ratio:	17.18%
Length of employment:	1 year 10 months	Location:	KISSIMMEE, FL

Home town:	Karachi
Current & past employers:	Ameripath Inc., Arsala Medical Billing
Education:	Keiser Collage at Tallahassee, Chipola Junior Community College

This borrower member posted the following loan description, which has not been verified:

I have debt on 4 credit card. I am trying to consolidate my debts so I have make only one payment and try to pay off quick.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,840.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367570

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367570	$3,200	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367570. Member loan 367570 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Gavin De Becker and Associates	Debt-to-income ratio:	0.38%
Length of employment:	3 years 8 months	Location:	San Francisco, CA

Home town:	Wiesboden
Current & past employers:	Gavin De Becker and Associates, U.S Army
Education:	Las Positas College

This borrower member posted the following loan description, which has not been verified:

4000.00 for 36 months

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	7	Months Since Last Delinquency:	20
Revolving Credit Balance:	$389.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367597

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367597	$6,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367597. Member loan 367597 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	R L Maxwell and Assoc	Debt-to-income ratio:	22.17%
Length of employment:	16 years	Location:	SAINT LOUIS, MO

Home town:	Belleville
Current & past employers:	R L Maxwell and Assoc
Education:	Eatern Illinois University

This borrower member posted the following loan description, which has not been verified:

Pay off two credit cards.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	43
Revolving Credit Balance:	$17,295.00	Public Records On File:	0
Revolving Line Utilization:	74.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 367599

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367599	$10,200	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367599. Member loan 367599 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	15.46%
Length of employment:	n/a	Location:	Bozeman, MT

Home town:
Current & past employers:
Education:	Seattle University

This borrower member posted the following loan description, which has not been verified:

I am starting a new business which requires specialized equipment to be purchased. This loan will enable us to purchase the remaining equipment we need to bring this company to life. We will offer services and products to our customers currently unavailable in our region and grow into a national customer base. Our use of high tech digital imaging for Virtual Web Based Environments, Architectural Design, and various complex Photographic/Graphic Composite Imaging will bring this company to the forefront of this emerging industry. Our safe plan for slow growth while we build our reputation and customers will allow us to keep our current jobs and income until the appropriate time to bring our company online as a rapidly growing and expanding business. Your help to bring our dream to life is appreciated.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,303.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367627

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367627	$3,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367627. Member loan 367627 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	Dunkin Donuts	Debt-to-income ratio:	15.22%
Length of employment:	3 years 9 months	Location:	zephyrhills, FL

Home town:	india
Current & past employers:	Dunkin Donuts
Education:

This borrower member posted the following loan description, which has not been verified:

Need a loan for college bills.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,221.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367628

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367628	$3,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367628. Member loan 367628 was requested on December 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	ganley auto	Debt-to-income ratio:	14.08%
Length of employment:	4 years	Location:	cuyahoga falls, OH

Home town:	parma
Current & past employers:	ganley auto, montrose auto group
Education:	University of Akron Main Campus

This borrower member posted the following loan description, which has not been verified:

Purchase of a used 2003 potiac bonneville. My other car is a 2007 benz c230 that is not reliable in snow. I am able to purchase the veh for $2,500.00. It needs tires. I would use the balance of the $3000.00 for the tire purchase.

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	12
Revolving Credit Balance:	$2,490.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367680

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367680	$7,200	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367680. Member loan 367680 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,967 / month
Current employer:	Lerman, Boudart, & Associates, LLP	Debt-to-income ratio:	11.93%
Length of employment:	1 month	Location:	CHICAGO, IL

Home town:	Tracy
Current & past employers:	Lerman, Boudart, & Associates, LLP, CSI Accounting Services, US Bancorp, University Of Minnesota
Education:	Metropolitan State University, Southwest Minnesota State University

This borrower member posted the following loan description, which has not been verified:

Hi. My name is Mark. I got a job in Chicago that started Nov 10, 2008. It pays over $10000/yr more than my previous salary in Minneapolis. My wife also got a job in Chicago but it won't begin until the first week of April, 2009. So we are stuck paying both a mortgage and a rent payment until then. The loan will cover the Chicago rent payments, which are $945 a month, plus whatever other moving expenses we incur, such as double utilities, a few basic pieces of furniture, etc. My credit score is great, and besides, I have a stake in the family farm so my parents are used to helping me out with their income. I'm just getting tired of bugging them. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,931.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 367703

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367703	$10,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367703. Member loan 367703 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Verizon Business	Debt-to-income ratio:	20.83%
Length of employment:	4 years 3 months	Location:	Cary, NC

Home town:	Sarajevo
Current & past employers:	Verizon Business
Education:

This borrower member posted the following loan description, which has not been verified:

The loan of 10,000 would help me complete the final payment on a house that was purchased as property that will eventually be used as primary residence. No other loans have been raised against this property as house has mostly been paid off with money from savings.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,634.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367710

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367710	$10,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367710. Member loan 367710 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	STG International, Inc.	Debt-to-income ratio:	20.37%
Length of employment:	1 month	Location:	Chambersburg, PA

Home town:	Flemington
Current & past employers:	STG International, Inc.
Education:	University of Delaware, George Mason University

This borrower member posted the following loan description, which has not been verified:

I pay all my bills via my bank's online bill pay service. As a result of my Chase credit card's due date falling on a weekend, my payment was 1 day late. Even though I had never been late on a payment prior to that, they immediately raised my interest rate to 29.99% !!!! After calling to speak with a customer service supervisor, they graciously reduced my rate a whopping 5% to 24.99%. I had used the credit card to finance some renovations to an investment property and as a result of recently depressed home values, I was not able to pay it off with the refinance of the property, as I had planned. Regarding my credit worthiness, as recent as earlier this year my credit scores were over 700. I got laid off and was unemployed for 2 months while simultaneously funding the renovations to the investment property and incurring a host of medical bills for my wife's premature labor and intensive care costs for our infant son (He's happy and healthy now). During this tough period, we were forced to use most of our available credit causing a significant dip in my credit scores. I recently started a new job at an annual salary of $90,000 and have a renter in the investment property paying off the renovations. The cash flow crisis is over and we're eager to get our balances paid down. This is easily done, with the exception of this one credit card which is currently costing over $350 in just finance charges per month. I simply can't stomach the thought of paying this outrageous interest, especially after I've been such a good customer to Chase in the past. Please help me fund your investment return instead.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	9
Revolving Credit Balance:	$79,430.00	Public Records On File:	0
Revolving Line Utilization:	95.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 367713

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367713	$3,200	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367713. Member loan 367713 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,833 / month
Current employer:	FMP Transport	Debt-to-income ratio:	24.00%
Length of employment:	3 years 3 months	Location:	wallingford, CT

Home town:	meriden
Current & past employers:	FMP Transport, pullen trucking
Education:

This borrower member posted the following loan description, which has not been verified:

Hello I'm asking for a loan even though I hate borrowing money but due to the circumstances of a new baby and the medical bills along with my own dental bill i would like to ask you to borrow money to pay these bills and have enough to get through the holidays. thank you very much for considering this for me I greatly appreciate it

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,575.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367725

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367725	$10,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367725. Member loan 367725 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Q and H Construction	Debt-to-income ratio:	19.28%
Length of employment:	12 years	Location:	ANNANDALE, VA

Home town:
Current & past employers:	Q and H Construction
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidate debt/family illness

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	12
Revolving Credit Balance:	$13,964.00	Public Records On File:	0
Revolving Line Utilization:	37.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367738

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367738	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367738. Member loan 367738 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Countrywide Financial Corp.	Debt-to-income ratio:	24.35%
Length of employment:	7 years 7 months	Location:	Simi Valley, CA

Home town:	Thousand Oaks
Current & past employers:	Countrywide Financial Corp.
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

I am the son of a retired sheriff's deputy. I have formed a corporation with a life long friend and ex-Navy special forces veteran. We have formed an Executive protection / private security company specializing in VIP / celebrity protection. I'm attempting to finance this all on my own, but I'm quickly learning I that starting up the business is going to cost more than I had anticipated. I still need to finance the development of our website, purchase equipment such as radios and uniforms, and pay final licensing fees to California. I will also need some capital to cover payroll for approximately 6 months. My credit score is about 730. I have many clients already lined up waiting for our services, but I have hit a wall because of lack of funds. I have no doubt this business will succeed. I have projected returns within the first year. Thank you.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,732.00	Public Records On File:	0
Revolving Line Utilization:	55.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367745

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367745	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367745. Member loan 367745 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,583 / month
Current employer:	Sun Microsystems	Debt-to-income ratio:	4.16%
Length of employment:	10 years 7 months	Location:	Superior, CO

Home town:	La Porte City
Current & past employers:	Sun Microsystems
Education:	California Lutheran University

This borrower member posted the following loan description, which has not been verified:

I will use the funds to pay off & close a credit card account that recently raised my interest rate, despite my excellent credit history. I have paid my bills 100% on time throughout my adult life. However, in today's credit environment it has become increasingly difficult to obtain favorable terms through traditional lenders. Therefore, I am excited to give Lending Club a try.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,331.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 367767

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367767	$4,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367767. Member loan 367767 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Chamberlain College of Nursing	Debt-to-income ratio:	21.98%
Length of employment:	5 months	Location:	laveen, AZ

Home town:	Aurora
Current & past employers:	Chamberlain College of Nursing, LULAC National Education Service Center, YMCA of the Pikes Peak Region
Education:	University of Colorado at Colorado Springs

This borrower member posted the following loan description, which has not been verified:

Need 4500 to put payment down on my current car loan.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	10
Revolving Credit Balance:	$7,277.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 367770

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367770	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367770. Member loan 367770 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,323 / month
Current employer:	Normans Electronics	Debt-to-income ratio:	17.73%
Length of employment:	5 years 3 months	Location:	Rockmart, GA

Home town:	Birmingham
Current & past employers:	Normans Electronics, Coca-Cola
Education:	Coosa Valley Technical College

This borrower member posted the following loan description, which has not been verified:

Thank you for you consideration and/or bids. I am looking for a Lending Club loan to pay off 2 high interest credit cards and pay off my truck and possibly pay off another small loan that my wife and I have together. I am an excellent candidate for this loan because, I can pay on time, all the time. I have not missed a payment or been late on anything in over 10 years. I only have these three things left with the big banks and once their consolidated I will be free from the grip of "adjustable" anything ever again. I have learned my lesson. I have made a very successful effort to get out of my debt load. Each month my wife and I sit down and pay the bills and we see so much more progress and we no longer just keep current now we are even paying a little bit more each month. We would like to be able to one day help others in need and to do that we need to clear this debt up. By combining these payments into one, perhaps a bit lower and certainly a lower interest rate, payment we could realize this dream. I am hoping that someone out there is willing to provide me with the opportunity to continue to realize success and achieve future dreams and to continue the Lending Club cycle of helping others. I am married, no children except for my four legged one. I work in the Home Theater industry Making $30,000 to $32,000 yearly. My wife works for the State of Georgia as a payroll manager she earns in the $40,000 to $50,000 range. I have had the same job for 5 years she has had her job for 8 years+. In closing I appreciate the time and opportunity you have given to review my proposal.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,895.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367791

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367791	$10,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367791. Member loan 367791 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,833 / month
Current employer:	CBD college	Debt-to-income ratio:	16.33%
Length of employment:	10 years	Location:	Glendale, CA

Home town:	Gyumri
Current & past employers:	CBD college
Education:	Yerevan State University, Armenia

This borrower member posted the following loan description, which has not been verified:

I'm paying $2500 interest each month over a year to help my son's with his accumulated dept that he owns but the way it goes I do not see the end of it and as mother I have decided to help him out one last time? I?m a good candidate for this loan. I work full time and have a secure and stable job over 10 years. Thank you in advanceyou?re your consideration?

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	16
Revolving Credit Balance:	$13,592.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367854

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367854	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367854. Member loan 367854 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,333 / month
Current employer:	Gilman City R-IV School District	Debt-to-income ratio:	22.97%
Length of employment:	8 years	Location:	Trenton, MO

Home town:	King City
Current & past employers:	Gilman City R-IV School District, Marceline R-V, Lowe's Home Improvement, Country Kitchen Restaurant
Education:	Missouri Western State College, William Woods University, Peru State College

This borrower member posted the following loan description, which has not been verified:

My husband and I would like to have 1 monthly payment for our credit card and line of credit debt with a specific time frame, i.e. 60 months $460 a month and we are done with our credit debt for good. We Will use the money to pay off our 5 creditors to combine our bills into one payment.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,488.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367859

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367859	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367859. Member loan 367859 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Sustainably Built	Debt-to-income ratio:	12.20%
Length of employment:	11 months	Location:	Boulder, CO

Home town:
Current & past employers:	Sustainably Built
Education:	Oberlin

This borrower member posted the following loan description, which has not been verified:

I am the owner of a new, but quickly growing consulting business in the green building industry. I have taken on considerable credit card debt to purchase equipment and training for my employees. My introductory credit card rates have now gone to as high as 21% and I can't get any new credit card companies to give me more than a couple thousand dollars at any lower rate. I own my own condo and have considerable equity built up, but no bank will talk to me about a HELOC or a refinance since I don't have 2 years of tax returns to prove my new higher rate of income, since my business has been fully functional for less than a year. I simply need to get these high interest rates down so that I can start paying more principle than interest. My credit score is excellent and I always pay on time. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,264.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367899

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367899	$6,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367899. Member loan 367899 was requested on December 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Freelance Broadcast & Music	Debt-to-income ratio:	13.57%
Length of employment:	25 years	Location:	Orlando, FL

Home town:	denver
Current & past employers:	Freelance Broadcast & Music, Orange County Goverment
Education:	Unviversity of Central Florida, Valencia Community College

This borrower member posted the following loan description, which has not been verified:

I have some unexpected expenses, and some old debts I want to discharge, and consolidate into a singular payment. I have a couple of 401 ks' I have been attempting to pull from, but do to restrictions on time between the request, and the last contributions to those accounts,I cannot access either account, as far as a withdrawal is concerned. So, having heard about this process I figured it was worth a try. I would rather just use money I "have", but given that i cant excercise that option, it forces the need to take out a loan. So, here I am. Thank you in advance for your consideration.

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	49
Revolving Credit Balance:	$27,254.00	Public Records On File:	0
Revolving Line Utilization:	80.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367923

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367923	$25,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367923. Member loan 367923 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Crossbow Technologies	Debt-to-income ratio:	15.41%
Length of employment:	7 years 9 months	Location:	Santa Clara, CA

Home town:	Cocoa Beach
Current & past employers:	Crossbow Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate all of my short-term debt at one, reasonable interest rate, so that I may get it all paid off more quickly. All THREE credit scores are above 700...long, excellent credit history. NO LATES, NO DELINQUENTS, ETC. Make more than $75,000 per year. Homeowner for the past 10+ years at the same residence. I am and will be an excellent borrower!

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,443.00	Public Records On File:	0
Revolving Line Utilization:	92.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367950

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367950	$12,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367950. Member loan 367950 was requested on December 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,583 / month
Current employer:	WELLS FARGO	Debt-to-income ratio:	7.35%
Length of employment:	6 years	Location:	LAS VEGAS, NV

Home town:	Las Vegas
Current & past employers:	WELLS FARGO
Education:	University of Nevada-Las Vegas

This borrower member posted the following loan description, which has not been verified:

I would like to pay off higher rate credit cards with a loan from Lending Club. Lending Club has better rates and terms. Thanks, Joe

A credit bureau reported the following information about this borrower member on December 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$200,935.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 367970

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367970	$20,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367970. Member loan 367970 was requested on December 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Golden Isles Triad, Inc. DBA Signarama	Debt-to-income ratio:	12.52%
Length of employment:	7 months	Location:	Brunswick, GA

Home town:	Savannah
Current & past employers:	Golden Isles Triad, Inc. DBA Signarama, Georgia Realty Specialists, Inc., Huntley Homes, Inc.
Education:	Tacoma Community College

This borrower member posted the following loan description, which has not been verified:

We opened our Signarama Franchise in May of 2008. We have been growing at a rate of 20-25% per month. When we hit November, the combination of the election, Thankgiving and Christmas slowed our business causing us to need operating capital. We currently have approximately $18,000 to $20,000 in "work in progress" that we have taken 50% deposits. This work will be produced in January. Our sales are 80% inside (most profitable) and 20% outside (outsourced or produced in another location with a 2.75 minimum markup). Our combined profit margin (inside and outside sales) is running 54-55% gpm. Our goal is 65-70% gpm as the market will allow. We, originally, took equity from our home to start the business with the assurance that we could take more or get a line of credit later if we needed it. When we approached the bank last week about that, they told us they were not issuing any lines of credit or extentions on equity at this time. We have, conservatively, $117,000 equity left in our home in Oak Grove Island, GA. Oak Grove is a controled acccess community, with a marina, boat storage, tennis courts, community pool, and Club House with Bistro on Golf Course. Our home has a private pool and golf course view.

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1977	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,748.00	Public Records On File:	0
Revolving Line Utilization:	93.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367972

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367972	$8,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367972. Member loan 367972 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	School District 99	Debt-to-income ratio:	19.52%
Length of employment:	20 years 6 months	Location:	Plainfield, IL

Home town:	Bolingbrook
Current & past employers:	School District 99
Education:

This borrower member posted the following loan description, which has not been verified:

We would like to pay off empire carpet. We had 18 months free financing and the free financing is up in January. So we would like to get the loan so we won't have to pay the back finance on the carpet loan. Also to pay off Home Depot credit card.

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	56	Months Since Last Delinquency:	52
Revolving Credit Balance:	$83,434.00	Public Records On File:	0
Revolving Line Utilization:	69.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 367973

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367973	$8,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367973. Member loan 367973 was requested on December 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	CMB Wireless Group	Debt-to-income ratio:	19.26%
Length of employment:	1 year 3 months	Location:	West Babylon, NY

Home town:	brooklyn
Current & past employers:	CMB Wireless Group, Island Fresh Distribution
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidation of debt at lower rate

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,149.00	Public Records On File:	0
Revolving Line Utilization:	62.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367979

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367979	$5,600	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367979. Member loan 367979 was requested on December 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,808 / month
Current employer:	USPS	Debt-to-income ratio:	20.37%
Length of employment:	6 years	Location:	NORTH FORK, CA

Home town:	North Fork
Current & past employers:	USPS
Education:	Los Angeles Trade Technical College

This borrower member posted the following loan description, which has not been verified:

pay off family members and to save for my vacation next year (this will be the first vacation i've had in 8 years), purchase tires for my vehicle

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	22
Revolving Credit Balance:	$4,722.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 367980

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367980	$8,500	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367980. Member loan 367980 was requested on December 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	20.75%
Length of employment:	14 years	Location:	SHAWNEE, KS

Home town:	Detroit
Current & past employers:	United Parcel Service, Best Buy Co. Inc.
Education:	Johnson County Community College

This borrower member posted the following loan description, which has not been verified:

My lease is about to expire and I would like to get a home instead of continuing to rent. I've been searching around the Kansas City area and I've found a house that I really like but it cost $8,500 more then the amount of cash I have saved up. I've considered getting a mortgage but the amount of funds I need is too small so I figured a personal loan would better suit my needs. I have pretty good credit other then my debt to income ratio is abit high but i have never made a late payment and I can assure this loan will be repaid in full. Any questions please ask. Thanks for reading. Frank

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,496.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367996

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367996	$9,500	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367996. Member loan 367996 was requested on December 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,808 / month
Current employer:	SMSC Gaming Enterprise	Debt-to-income ratio:	12.31%
Length of employment:	6 years 3 months	Location:	Minneapolis, MN

Home town:	St. Louis Park
Current & past employers:	SMSC Gaming Enterprise
Education:	University of Minnesota

This borrower member posted the following loan description, which has not been verified:

Unfortunately my story isn't uncommon. I would like to pay down my credit cards. I have a good job and feel secure about it as my company has not announced any lay-offs. A fresh start would mean a new lease - thank you for your consideration.

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1981	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,506.00	Public Records On File:	0
Revolving Line Utilization:	98.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 368034

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368034	$8,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368034. Member loan 368034 was requested on December 11, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	IPHFHA	Debt-to-income ratio:	7.10%
Length of employment:	6 months	Location:	Wichita, KS

Home town:	Wichita
Current & past employers:	IPHFHA, ICM, Inc, Lowe's
Education:	Wichita State University, Cowley County Community College

This borrower member posted the following loan description, which has not been verified:

We are finishing the basement of our house to add 2 bedrooms, an office, a family room, and a bathroom.

A credit bureau reported the following information about this borrower member on December 11, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,831.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368094

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368094	$11,200	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368094. Member loan 368094 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	Intertek Caleb Brett	Debt-to-income ratio:	0.00%
Length of employment:	5 years 9 months	Location:	New York, NY

Home town:	Devon
Current & past employers:	Intertek Caleb Brett
Education:	Vassar College

This borrower member posted the following loan description, which has not been verified:

I am interested in purchasing a rare manuscript, which I believe is highly undervalued. I actually have the amount required in my savings account, but I don't want to deplete said account too much. The manuscript is one which I believe will increase in value at a significant rate, and my plan is to hold on to it for ten years, enjoy owning it (it was written by one of my favorite eighteenth century authors), and then sell it at a profit. I am an amateur investor in rare books and manuscsripts. By trade I am a chemist and business-developer in the petrochemical industry. Thanks for inquiring.

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368097

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368097	$5,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368097. Member loan 368097 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	NCI INC	Debt-to-income ratio:	4.56%
Length of employment:	1 year 10 months	Location:	Austin, TX

Home town:	West Texas
Current & past employers:	NCI INC
Education:	The Art Institute of Phoenix

This borrower member posted the following loan description, which has not been verified:

I recently moved to a new city. I'm not in a financial struggle, but each pay check goes all to my bills and living expenses, which isn't much. I moved out here for a job that pays me a decent $40,000 plus a year, I'm in the process of starting a business, which none of this money will be involved with. The $5000 will allow me to get on my feet and start saving more, without the struggle of looking at each penny. Monthly Expenses. Rent = $650 Cable/Internet = $70 Student Loan = $250 Insurance= $95 Car = Paid off Thanks for your time.

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$547.00	Public Records On File:	0
Revolving Line Utilization:	49.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368104

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368104	$16,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368104. Member loan 368104 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	Contra Costa County	Debt-to-income ratio:	18.12%
Length of employment:	4 months	Location:	Concord, CA

Home town:
Current & past employers:	Contra Costa County
Education:

This borrower member posted the following loan description, which has not been verified:

I am struggling with an old credit card debit of $15,000. I am making more than the monthly payments every month and am paying on time, but the interest is killing me and not allowing me to get the debit down. I have good credit and a very good steady job. The banks will not lend me money because the revolving balance on my credit cards is so high. I am paying $600-$800 a month on my credit cards. I am looking for a personal loan of $15,000 from a reputable person or financial institution. I am trying to pay this debt down before I start my Ph.D. program.

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,085.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368107

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368107	$1,250	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368107. Member loan 368107 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Bank of America Corp.	Debt-to-income ratio:	5.18%
Length of employment:	2 years 3 months	Location:	BOSTON, MA

Home town:
Current & past employers:	Bank of America Corp., JPMorgan Chase & Co., MetLife Inc.
Education:	New England College of Finance

This borrower member posted the following loan description, which has not been verified:

I am attempting to obtain a better rate on a retail store credit card which I intend to pay-off completely. The interest rate is over 25% and this makes financial sense to refinance the debt.

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,652.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368109

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368109	$14,500	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368109. Member loan 368109 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,533 / month
Current employer:	Retired, Military	Debt-to-income ratio:	23.76%
Length of employment:	21 years	Location:	Fircrest, WA

Home town:
Current & past employers:	Retired, Military
Education:	Saint Martin's University

This borrower member posted the following loan description, which has not been verified:

pay of credit card debt

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1982	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,774.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 368115

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368115	$25,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368115. Member loan 368115 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	parrish construction	Debt-to-income ratio:	3.26%
Length of employment:	15 years	Location:	elwood, IL

Home town:	naperville
Current & past employers:	parrish construction, homes by chalen
Education:

This borrower member posted the following loan description, which has not been verified:

hitting a little rough spot need a little money to get by the next 4 to 6 weeks we have work its just this time of the year is rough weather never lets its do much the money would help with payroll and other things

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,352.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 368139

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368139	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368139. Member loan 368139 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Compucom	Debt-to-income ratio:	0.68%
Length of employment:	3 years 4 months	Location:	San Jose, CA

Home town:	Santa Clara
Current & past employers:	Compucom, Seven Trees HOA, Cisco Systems
Education:	Foothill-De Anza Community College District, San Jose State University, California State University-East Bay (CSUEB)

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to expand our current loan modification company. It will allow for an increased advertising campaign and also for the much needed hiring of additional staff.

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,636.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368143

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368143	$4,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368143. Member loan 368143 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Triton Digital	Debt-to-income ratio:	8.55%
Length of employment:	16 years	Location:	Brooklyn, NY

Home town:	Detroit
Current & past employers:	Triton Digital
Education:	Ohio University

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to consolidate approx. $3,600 in loan debt that I incurred at a higher rate because of lower credit in the past. I have been working hard to increase my FICO score (it's now around 700) and haven't missed a credit card payment in more than 18 months! Now I just want to pay off the rest of my debt and move on with a lower interest rate. This loan will facilitate the final step of my personal economic recovery plan.

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,469.00	Public Records On File:	1
Revolving Line Utilization:	56.90%	Months Since Last Record:	25
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368150

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368150	$8,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368150. Member loan 368150 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	schlossberg soloman memorial chapel	Debt-to-income ratio:	1.08%
Length of employment:	10 years	Location:	Pembroke Pines, FL

Home town:	New York
Current & past employers:	schlossberg soloman memorial chapel, National Basketball Association, ESPN, Sports Illustrated, Cosmo, Seventeen Magazines
Education:	Fordham University

This borrower member posted the following loan description, which has not been verified:

First, I would like to thank you for taking this time to read my brief. To give you a little info about me, I the 30 year old owner of HUSH Shapewear and Accessories. I have spent the last 14 months working exhaustively on the R&D (research and development) of my brand's products, testing, designing and developing an innovative/functional line for a broad demographic of women (ages 18- 50) I have produced an initial line of 30 products: Slimming/Bodyshaping lingerie and garments ie: tank tops + dresses(these pieces can literally can take up to 4 sizes off of a woman) Panties with removable padding, completely backless bra's, tag and bra strap "tamers", carbon filtered inserts for underwear, bra stap converters and comfort straps, portable lint packs and magic erasers for deodorant or spill marks, double sided body and fashion tape, invisible panties, a secret pocket for bras etc... HUSH will be every girls best kept secret and Hollywood Stylists brand of choice for all of their clients red carpet needs. This company is my baby. I spent 5 years in NYC (my hometown) working in the entertainment industry in both Public Relations and Publishing. I've developed strong relationships with publicists and Editors at Magazines and have amassed an enormous contact list of over 800k clients waiting for HUSH's 2009 launch. These are REAL women who are ready and waiting to buy HUSH as soon as it launches. I have also built relationships with buyers at Saks, Bloomies and Neiman Marcus, as well as boutique stores in Miami, NY and L.A. who have pre-ordered inventory. HUSH will also be sold in the international market where there is huge demand and little competition. Additionally, I am currently building the HUSH e-commerce website www.shopHUSH.com. I have made it a point to fund my business with personal capital and not by incurring debt and up until this point have been successful. However, the demand for these products has exceeded my initial expectations (not the worst problem to have) and I am seeking this loan to cover a small portion of my upfront manufacturing/delivery costs. My business is one of the few that is seemingly insulated from the current economic downturn. History and studies show that women tend to spend more, rather than less, on vanity and beauty items during a recession. I work with reliable manufacturers in both Asia and Colombia, South America and can supply more information about them if wanted. The margins on my products are good, typically 4:1. I am a safe, reliable borrower with a smart business plan and innovative line of products. I have a good credit history with little debt. I hope that you will deem me a worthy borrower and thank you in advance for taking the time to read this. I hope you choose me:)

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	58
Revolving Credit Balance:	$3,416.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368155

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368155	$6,400	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368155. Member loan 368155 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	chris's Smog Shop	Debt-to-income ratio:	17.12%
Length of employment:	3 years	Location:	san francisco, CA

Home town:	Seattle
Current & past employers:	chris's Smog Shop
Education:	Citty college San Francisco

This borrower member posted the following loan description, which has not been verified:

Would like a method of refinancing my credit card debt into a fixed lower APR Currently my $7400 credit card debt carries more than 15% APR Refinancing my debt to a 2-3 year loan with 5-6% APR is what I would like Please inform me of my options

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,005.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368158

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368158	$25,000	18.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368158. Member loan 368158 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	VMware Inc	Debt-to-income ratio:	20.05%
Length of employment:	1 year 6 months	Location:	San Jose, CA

Home town:	San Jose
Current & past employers:	VMware Inc, Analog Devices
Education:	San Jose State University

This borrower member posted the following loan description, which has not been verified:

This loan would be to complete our remodel Need loan as we had thought Stock Options would be the backup We will refinance the mortgage early to Mid year and payoff all loans Remodel Info: We started our remodel project last February. Construction started in September. 2 Bedroom 1 bath to 4 bedroom 2 1/2 bath 1000 sq to 1900 sq ft 2 Bedroom now valued about 480k 4 Bedroom would be about 680k in North San Jose as of today, we need floors and paint Contractor says he will be done by Mid January Great Contractor I recommend him highly!!

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1981	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	45	Months Since Last Delinquency:	18
Revolving Credit Balance:	$88,365.00	Public Records On File:	0
Revolving Line Utilization:	39.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368166

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368166	$25,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368166. Member loan 368166 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$10,417 / month
Current employer:	Last Mile Logistics	Debt-to-income ratio:	1.47%
Length of employment:	7 years 11 months	Location:	Denver, CO

Home town:	Wheeling
Current & past employers:	Last Mile Logistics, FSA Network, Kmart
Education:	University of Denver, Daniels College of Business

This borrower member posted the following loan description, which has not been verified:

Small business logitistics and moving company in Denver with great business model is growing even though we are in a depression. We have recently moved from a 5000 sq ft warehouse to a 15000 sq ft warehouse so we can help take on the expansion of the business. The loan would help facilitate the expansion of the move and working capital to bring more business from marketing and sales. The business modle includes using all contractor labor as a percentage of sales allowing the company to command a higher margin dollar retention. The company owns outright most of its trucks, all warehouse equipment, including vaults, pads etc, forklift equipment and office furniture.

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,825.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368168

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368168	$11,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368168. Member loan 368168 was requested on December 12, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	target	Debt-to-income ratio:	1.62%
Length of employment:	16 years	Location:	NORTH HOLLYWOOD, CA

Home town:	Mar del Plata
Current & past employers:	target
Education:	Instituto Industrial Pablo Tavelli

This borrower member posted the following loan description, which has not been verified:

Consolidate debts

A credit bureau reported the following information about this borrower member on December 12, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	41
Revolving Credit Balance:	$4,526.00	Public Records On File:	1
Revolving Line Utilization:	20.60%	Months Since Last Record:	25
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368216

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368216	$14,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368216. Member loan 368216 was requested on December 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,792 / month
Current employer:	Dallas Independent School District	Debt-to-income ratio:	14.24%
Length of employment:	2 years	Location:	DALLAS, TX

Home town:	Moore
Current & past employers:	Dallas Independent School District
Education:	The University of Central Oklahoma

This borrower member posted the following loan description, which has not been verified:

Hello, I am seeking a consolidation loan because I have racked up short-term debt while going through graduate school. I am ready and able to pay this off in a timely manner so that I can move forward with my financial goals. Thank you...

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,511.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368223

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368223	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368223. Member loan 368223 was requested on December 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Snohomish County Sheriff's Office	Debt-to-income ratio:	9.62%
Length of employment:	11 months	Location:	Woodinville, WA

Home town:	Everett
Current & past employers:	Snohomish County Sheriff's Office, Seattle Police Department
Education:	Western Washington University

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate several credit cards and the remainder of my auto loan. My rates are more than acceptable now, I just want a fixed payment with a fixed term.

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1976	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,002.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368243

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368243	$9,600	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368243. Member loan 368243 was requested on December 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Visionary Home Builders of CA	Debt-to-income ratio:	8.52%
Length of employment:	5 years 1 month	Location:	Sacramento, CA

Home town:	San Diego
Current & past employers:	Visionary Home Builders of CA, ACLC, Inc.
Education:	California Polytechnic State University (CalPoly)

This borrower member posted the following loan description, which has not been verified:

Deciding it's time to get my retirement account going, and would like to completely fund my 2008 and 2009 limits. I have till April of 2009 to complete the 2008 funding, so there is still plenty of time.

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,309.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368255

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368255	$3,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368255. Member loan 368255 was requested on December 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,542 / month
Current employer:	Princeton University	Debt-to-income ratio:	14.40%
Length of employment:	4 years 4 months	Location:	Princeton, NJ

Home town:	New Orleans
Current & past employers:	Princeton University, Laboratory for Laser Energetics, Starbucks
Education:	Princeton University, University of Rochester

This borrower member posted the following loan description, which has not been verified:

Loan to buy a 1997 Toyota Corolla

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	25
Revolving Credit Balance:	$277.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368257

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368257	$6,800	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368257. Member loan 368257 was requested on December 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	YELLOW RAT BASTARD / YELLOW PUBLICATIONS	Debt-to-income ratio:	1.13%
Length of employment:	1 year 4 months	Location:	Bronx, NY

Home town:
Current & past employers:	YELLOW RAT BASTARD / YELLOW PUBLICATIONS, YELLOW RAT BASTARD / YRB NYC
Education:

This borrower member posted the following loan description, which has not been verified:

Planning to buy a car. The amount I'm requesting can really be helpful to get a car which I will be using to get to work. Thank you in advance for your consideration.

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$198.00	Public Records On File:	0
Revolving Line Utilization:	2.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368288

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368288	$15,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368288. Member loan 368288 was requested on December 13, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,200 / month
Current employer:	Express Jet Airlines	Debt-to-income ratio:	17.83%
Length of employment:	2 years 7 months	Location:	Rancho Cucamonga, CA

Home town:
Current & past employers:	Express Jet Airlines, Continental Airlines
Education:	American Military University

This borrower member posted the following loan description, which has not been verified:

I intend to use this loan in order to payoff my remaining credit card balance. The fixed payments and standard interest payment will make paying of the debt much more efficient since it is one low rate that does not fluctuate.

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,019.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 368315

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368315	$5,650	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368315. Member loan 368315 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,233 / month
Current employer:	chartwells / compass group,usa	Debt-to-income ratio:	6.13%
Length of employment:	3 years	Location:	san francisco, CA

Home town:	casablanca
Current & past employers:	chartwells / compass group,usa, D-LEW ENTERPRISES,LLC
Education:	City College of San Francisco, universitie of toulous ,toulous, france, college moulay idriss,casablanca,morocco

This borrower member posted the following loan description, which has not been verified:

pay off all my 4 credit cards accounts as follow: washington mutual 7351: 3,500.00 bank of america 2460: 1,075.00 washington mutual 3756 : 650.00 american express 01007 : 565.00

A credit bureau reported the following information about this borrower member on December 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,473.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368371

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368371	$1,600	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368371. Member loan 368371 was requested on December 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	National Safety Council	Debt-to-income ratio:	14.15%
Length of employment:	6 months	Location:	Orlando, FL

Home town:	Pawhuska
Current & past employers:	National Safety Council, PODS, Alorica
Education:	Rogers State University

This borrower member posted the following loan description, which has not been verified:

Buying a new Scooter

A credit bureau reported the following information about this borrower member on December 14, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,603.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368394

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368394	$1,150	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368394. Member loan 368394 was requested on December 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	LAWRENCE BERKELEY NATIONAL LABORATORY	Debt-to-income ratio:	7.75%
Length of employment:	3 years 6 months	Location:	LAFAYETTE, CA

Home town:	Toronto
Current & past employers:	LAWRENCE BERKELEY NATIONAL LABORATORY, SILICON VALLEY COLLEGE, INCYTE GENOMICS
Education:	California State University-Sacramento (CSUS)

This borrower member posted the following loan description, which has not been verified:

Even though I hadn't missed a payment or been late, my credit card company jacked up the interest rate really high after we charged our holiday vacation on the card and didn't pay it off in one billing cycle. We wished to make payments on our balance at our previous rate, and we just feel taken advantage of by the credit card company. Isn't the government lowering interest rates in order to make credit more available? It's certainly not trickling down to us; rather the opposite! So we'd very much prefer to pay our interest to private individuals rather than the pirates.

A credit bureau reported the following information about this borrower member on December 14, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,907.00	Public Records On File:	1
Revolving Line Utilization:	54.30%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368432

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368432	$15,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368432. Member loan 368432 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,518 / month
Current employer:	Ms. Foundation for Women	Debt-to-income ratio:	10.51%
Length of employment:	3 years 8 months	Location:	Fort Lee, NJ

Home town:	North Bergen
Current & past employers:	Ms. Foundation for Women, The New York Hall of Science
Education:	CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

A loan of this size would allow me to pay off my highest interest loans and credit cards and make just one payment to the Lending Club. I am working very hard at getting out of debt to maintain a good credit rating, but the traditional lending institutions have been unwilling to work with me at lowering the interest rates. The reason why I'm in debt: For the last three years, my family has had to pay the expenses that insurance did not cover for a sick parent, my mother. In my case it has been difficult, for my mother is overseas, and I've had the added burden of having to travel. This has taken a toll on me and my sisters. The expenses have finally come under control for my mother is home, and we can finally think about to getting back to normalcy. I am a good investment, and hope that you'll approve or invest in my request. I was brought with values and the believe that you must pay your debts. Thank you for your consideration to this request for a loan. Sunflower

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1980	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,281.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368459

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368459	$6,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368459. Member loan 368459 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Annexa Professional Staffing	Debt-to-income ratio:	8.65%
Length of employment:	2 years 4 months	Location:	Seattle, WA

Home town:	Orlando
Current & past employers:	Annexa Professional Staffing, Snoqualmie Valley Hospital, Coquina Center, Florida Hospital Ormond Memorial, Florida Hospital East Orlando, Rural Metro Central Florida
Education:	University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

I am requesting $6000 to get me through a time of bills for rent, car payment and living expenses until I move into a new position as a nurse in a critical care unit of a local hospital.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	6
Revolving Credit Balance:	$60.00	Public Records On File:	0
Revolving Line Utilization:	12.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368460

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368460	$4,200	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368460. Member loan 368460 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	sprint	Debt-to-income ratio:	15.18%
Length of employment:	12 years	Location:	WORCESTER, MA

Home town:	worcester
Current & past employers:	sprint
Education:

This borrower member posted the following loan description, which has not been verified:

i need this loan to get me back on my feet for me and my family

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	50
Revolving Credit Balance:	$6,354.00	Public Records On File:	0
Revolving Line Utilization:	22.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 368461

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368461	$2,800	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368461. Member loan 368461 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,382 / month
Current employer:	Stanford Hospital R.T. Fisher Educational Enterprises Inc.	Debt-to-income ratio:	16.71%
Length of employment:	3 years 8 months	Location:	SAN LEANDRO, CA

Home town:	Anaheim
Current & past employers:	Stanford Hospital R.T. Fisher Educational Enterprises Inc., Stanford Hospital
Education:	University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay for a winter trip to Paris and Amdsterdam with a tour group and my closest friends. I had never intended to fund this trip with a loan--I had been planning this trip for almost 3 years and had been saving up for it. Unfortunately, the increased cost of living this summer forced me to dip into my savings. I had to move into a cheaper apartment within my budget and adjust my living expenses accordingly. In doing so I had used up a significant portion of my savings. I am now living comfortably and within my budget, but I cannot afford to join my friends on this trip which is this month! I have had a steady job for four years and I make enough in order to pay off this loan in less than 3 months. This trip is coming at a time when I am just rebuilding my savings, and so without this loan I cannot not afford to go on my dream vacation. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	35
Revolving Credit Balance:	$2,275.00	Public Records On File:	0
Revolving Line Utilization:	49.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368462

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368462	$12,250	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368462. Member loan 368462 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Colonial Physical Therapy	Debt-to-income ratio:	13.28%
Length of employment:	6 months	Location:	parlin, NJ

Home town:	new brunswick
Current & past employers:	Colonial Physical Therapy
Education:	middlesex county college

This borrower member posted the following loan description, which has not been verified:

Need loan to consolidate debt and also pay for school.

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,558.00	Public Records On File:	0
Revolving Line Utilization:	61.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368467

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368467	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368467. Member loan 368467 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,333 / month
Current employer:	US Army	Debt-to-income ratio:	16.26%
Length of employment:	24 years	Location:	SAN ANTONIO, TX

Home town:	Houston
Current & past employers:	US Army
Education:	Excelsior College

This borrower member posted the following loan description, which has not been verified:

I need to procure a private loan for paying a patent attorney. The fees of this will range from $5000-$12000.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	25	Months Since Last Delinquency:	16
Revolving Credit Balance:	$133.00	Public Records On File:	0
Revolving Line Utilization:	3.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368470

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368470	$7,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368470. Member loan 368470 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	HSA-UWC	Debt-to-income ratio:	2.46%
Length of employment:	1 year 5 months	Location:	Philadelphia, PA

Home town:	Osaka
Current & past employers:	HSA-UWC, True World Foods
Education:	North Eastern University / UTS

This borrower member posted the following loan description, which has not been verified:

I need to get loan to pay for my sons education and pay off 2 credit cards loans

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,327.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 368474

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368474	$4,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368474. Member loan 368474 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Sprig Elec	Debt-to-income ratio:	1.52%
Length of employment:	5 years	Location:	San Leandro, CA

Home town:	San Jose
Current & past employers:	Sprig Elec
Education:	Electrical JATC

This borrower member posted the following loan description, which has not been verified:

I appeciate you taking the time to read my request. I need to come up with 5000 dollars by the end of the month for property taxes. I am well positioned to repay the money. I have a lot of stock. I have a home, 3 paid off vehicles, and I also make $150000 a year. I am going through a slow time right now, and would very much appreciate the help. I am also a lender, so I will by all means repay your money promptly.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,783.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368493

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368493	$15,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368493. Member loan 368493 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Mastech/Kaiser Permanente	Debt-to-income ratio:	7.12%
Length of employment:	2 months	Location:	Pleasanton, CA

Home town:	lahore
Current & past employers:	Mastech/Kaiser Permanente, Ernst & Young LLP, University of Illinois at Chicago
Education:	Punjab University, Ferris State University, Kellogg School of Management - Northwestern University

This borrower member posted the following loan description, which has not been verified:

Hello, After being unemployed for a while in Chicago, recently I relocated to the Bay Area. Soon after I landed a decent job at a good firm. I am going to be working significant number of overtime hours this winter & spring. This should further increase my take home salary. I now have to buy a used but decent car. I'd also like to consolidate my credit card debt. It'll be great to make one payment each month and quickly pay off the debt. Fortunately I found a very nice and fully furnished 1 bedroom apartment. My rent is $1000/month and includes internet, cable, utilities, and etc. Other than 2 credit card paymentsand monthly cell phone bill, I don't have anyother major expenses. I try to live as frugally as possible and don't believe in biting more than I can chew. I don't drink and smoke. Thanks, Murtza Naseem

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	59
Revolving Credit Balance:	$24,803.00	Public Records On File:	1
Revolving Line Utilization:	77.50%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368498

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368498	$12,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368498. Member loan 368498 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,250 / month
Current employer:	Axway Inc	Debt-to-income ratio:	3.89%
Length of employment:	4 years	Location:	San Diego, CA

Home town:	Kansas City
Current & past employers:	Axway Inc, syntellect
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

I am a small business investor currently looking to borrow funds to finalize my new business venture. I am in the process of opening a second payday loan center in southern California, and I have already invested $20,000.00 of my own personal funds, however I am still in need of $12,000.00 more to finalize the project. Based upon my previous experience in the business, it usually takes about six months to become fully profitable, so I am looking remit full loan payment in total by eight months at the latest.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,371.00	Public Records On File:	0
Revolving Line Utilization:	7.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368507

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368507	$5,500	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368507. Member loan 368507 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Trek Bicycle Store of Boulder	Debt-to-income ratio:	16.23%
Length of employment:	1 month	Location:	longmont, CO

Home town:	St. Louis
Current & past employers:	Trek Bicycle Store of Boulder, Trek Bicycle Store of St. Louis
Education:	Lindenwood University

This borrower member posted the following loan description, which has not been verified:

After a recent cross-country move, my husband and I purchased more with our credit card than we originally anticipated. I will use this loan to refinance our card at a better rate, and also free up the limit so that it is available for emergencies. Thanks!

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,997.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368517

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368517	$7,800	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368517. Member loan 368517 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,583 / month
Current employer:	gsi commerce	Debt-to-income ratio:	4.55%
Length of employment:	4 years	Location:	Robbinsville, NJ

Home town:	Chester
Current & past employers:	gsi commerce, Siemens
Education:	West Chester University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

want to pay down a few bills, repair car, and purchase new washer and dryer

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	19
Revolving Credit Balance:	$7,830.00	Public Records On File:	0
Revolving Line Utilization:	43.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368523

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368523	$5,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368523. Member loan 368523 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	university of south carolina	Debt-to-income ratio:	18.75%
Length of employment:	35 years	Location:	leesville, SC

Home town:
Current & past employers:	university of south carolina
Education:

This borrower member posted the following loan description, which has not been verified:

I am helping my daughter pay for graduate school.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1981	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 368532

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368532	$15,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368532. Member loan 368532 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,917 / month
Current employer:	state street bank	Debt-to-income ratio:	3.92%
Length of employment:	2 years	Location:	WEST ROXBURY, MA

Home town:
Current & past employers:	state street bank
Education:

This borrower member posted the following loan description, which has not been verified:

I need this loan to pay other credit card debt of about $15,000.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,879.00	Public Records On File:	0
Revolving Line Utilization:	24.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 368540

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368540	$2,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368540. Member loan 368540 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,417 / month
Current employer:	air technical	Debt-to-income ratio:	11.33%
Length of employment:	10 years	Location:	CLEVELAND, OH

Home town:	cleveland
Current & past employers:	air technical
Education:	none

This borrower member posted the following loan description, which has not been verified:

for a personal reason

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1969	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,201.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368542

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368542	$12,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368542. Member loan 368542 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$37,500 / month
Current employer:	Self employed	Debt-to-income ratio:	8.49%
Length of employment:	10 years 6 months	Location:	Annapolis, MD

Home town:	Annapolis
Current & past employers:	Self employed
Education:	Cornell University

This borrower member posted the following loan description, which has not been verified:

Thriving services company in need of short term cash infusion to cover expansion and acquisition costs. Will be repaid in less than 60 days, open to competitive rates.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$224,090.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 368555

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368555	$4,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368555. Member loan 368555 was requested on December 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	GR Sponaugle and Sons	Debt-to-income ratio:	20.50%
Length of employment:	11 years 3 months	Location:	Mechanicsburg, PA

Home town:	Hershey
Current & past employers:	GR Sponaugle and Sons, H & H Service Company
Education:	UTI (Universal Technical Institute)

This borrower member posted the following loan description, which has not been verified:

replacing carpet steps in my home w/ wood. Also updating rails and posts w/ new. Contractor quoted and is installing... Don't want to wait till my tax return, would like to start this project now.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,337.00	Public Records On File:	0
Revolving Line Utilization:	16.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 66749

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
66749	$10,625	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 66749. Member loan 66749 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	crown cork & seal	Debt-to-income ratio:	22.09%
Length of employment:	16 years	Location:	batesville, MS

Home town:	Batesville
Current & past employers:	crown cork & seal, union planters bank
Education:	northwest community college

This borrower member posted the following loan description, which has not been verified:

I would like to pay off all credit cards and revolving account

A credit bureau reported the following information about this borrower member on January 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	57
Revolving Credit Balance:	$13,846.00	Public Records On File:	1
Revolving Line Utilization:	71.00%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368488

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368488	$13,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368488. Member loan 368488 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	verizon wireless	Debt-to-income ratio:	5.53%
Length of employment:	10 years	Location:	moorpark, CA

Home town:	thousand oaks
Current & past employers:	verizon wireless, seqouia sandwich co.
Education:	Bakersfield College

This borrower member posted the following loan description, which has not been verified:

consolidate debt and extra cash for college education

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	47
Revolving Credit Balance:	$4,405.00	Public Records On File:	0
Revolving Line Utilization:	23.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 368570

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368570	$5,600	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368570. Member loan 368570 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Microsoft	Debt-to-income ratio:	7.92%
Length of employment:	3 months	Location:	Clifton, NJ

Home town:	Rosedale
Current & past employers:	Microsoft, Capital Systems, Inc., Cablevision Systems
Education:	Rochester Institute of Technology (RIT)

This borrower member posted the following loan description, which has not been verified:

This loan is to help my wife and I cover the balance of our wedding. This event will not happen if we can't come up with the balance. We are both in stable jobs and will be able to pay with interest. Thanks for the help.

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,806.00	Public Records On File:	0
Revolving Line Utilization:	39.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368578

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368578	$12,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368578. Member loan 368578 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Laughing Buddha Brewing Co.	Debt-to-income ratio:	10.99%
Length of employment:	1 year 10 months	Location:	Seattle, WA

Home town:	Jamestown
Current & past employers:	Laughing Buddha Brewing Co., Puget Sound Blood Center, University of Washington, Seattle Cancer Care Alliance
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

Laughing Buddha Brewing Company is an innovative startup brewery in Seattle, WA, crafting unique styles of beer. In under two years of business, Laughing Buddha has gained attention of local media and craft beer publications for their creative beers such as Ginger Pale Ale and Mango Weizen. Their beers are sold in Washington state in high-end grocery stores such as Whole Foods, speciality beer stores, gastropubs, and restaurants. Laughing Buddha is expanding distribution to Portland, Oregon and Vancouver, B.C. in January 2009. Laughing Buddha Brewing Company needs additional working capital to fund an increased inventory to support expanded distribution. Monies raised will be used to pay for raw ingredients such as malted barley and hops, bottling, and other expenses. Help fuel a fast growing and innovative new craft brewery!

A credit bureau reported the following information about this borrower member on December 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,109.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368619

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368619	$12,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368619. Member loan 368619 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,084 / month
Current employer:	NDI Management	Debt-to-income ratio:	12.89%
Length of employment:	14 years	Location:	LILBURN, GA

Home town:	Atlanta
Current & past employers:	NDI Management
Education:	Georgia Perimeter College

This borrower member posted the following loan description, which has not been verified:

I'm looking for a personal loan where I can consolidate my debts into one. I always pay my bills on time a little over minimum which totals up to be about $900/mo.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	17
Revolving Credit Balance:	$28,488.00	Public Records On File:	0
Revolving Line Utilization:	77.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368644

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368644	$14,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368644. Member loan 368644 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,167 / month
Current employer:	ups	Debt-to-income ratio:	5.16%
Length of employment:	5 years	Location:	Glenville, PA

Home town:	Williamsport
Current & past employers:	ups, Citibank, New York Stock Exchange
Education:	PennState University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to help improve my credit. The loan will improve my credit score by showing that I am responsible to make consistent monthly payments on a loan. The last loan I had was over 12 years ago, after I graduated from college. I paid that loan 100% on time every month. Financial Situation: I am a very good candidate for this loan because I have been happily employed fulltime with the same fortune 500 company for nearly 5 years. Prior to this, I worked as a Software Engineer Consultant for several fortune 500 companys. I am very motivated to improve my credit and increase my credit scores. I have been working hard to improve my credit and I would not do anything that would jeopardize that! The only debt I have is 4 credit accounts. There is $18,000.00 debt remaining on these 4 accounts. I have been working to pay these off. I built the balances on these accounts several years ago when I had a severe stroke where I was unable to make my payments. Thankfully, the stroke only impacted my motor control. I have since recovered and I am back on my feet. Other than this situation, I have paid my bills 100% on time monthly. I paid off all my student loans from my attending PennState University where I received a Bachelor of Science Degree in Computer Science. I have quite a bit of disposable income which I will use to pay the loan. Thanks for your trust in me and for helping me to further improve my credit. Monthly net income: $ 5,200 (after taxes) Monthly expenses: $ Housing: $ 1,200.00 Insurance: $ 0.00 Car expenses: $ 0.00 Utilities: $ 20.00 Phone, cable, internet: $ 150.00 Food, entertainment: $ 300.00 Clothing, household expenses $ 100.00 Credit cards and other loans: $ 18,000.00 (4 credit card accounts) Other expenses: $ 0.00

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	40
Revolving Credit Balance:	$3,961.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 368648

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368648	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368648. Member loan 368648 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	channelPrint, Inc	Debt-to-income ratio:	24.98%
Length of employment:	12 years 5 months	Location:	Los Altos Hills, CA

Home town:	Des Moines
Current & past employers:	channelPrint, Inc, George Rice & Sons
Education:	University of Iowa

This borrower member posted the following loan description, which has not been verified:

I need a bridge loan to cover business expenses until March at which time I will have access to other family funds

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	63
Revolving Credit Balance:	$567,598.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 368656

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368656	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368656. Member loan 368656 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Context	Debt-to-income ratio:	16.34%
Length of employment:	6 years	Location:	Philadelphia, PA

Home town:	Stonington
Current & past employers:	Context
Education:	Macalester College, St. John's College, The Wharton School, University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

We are a $2m annual revenue travel business, operating in the niche of scholar-led walking tours for upscale clients. We are looking for a small loan to underwrite our expansion into custom trip development and packaged tours. We need the capital mostly for marketing purposes.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	13
Revolving Credit Balance:	$78,653.00	Public Records On File:	0
Revolving Line Utilization:	64.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368667

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368667	$7,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368667. Member loan 368667 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Delaware Moving and Storage	Debt-to-income ratio:	14.16%
Length of employment:	8 years	Location:	Bear, DE

Home town:	Indianapolis
Current & past employers:	Delaware Moving and Storage
Education:	Wilmington University

This borrower member posted the following loan description, which has not been verified:

I would like to borrow 7000 so that I can fix up some things in my home.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,162.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 368673

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368673	$15,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368673. Member loan 368673 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,250 / month
Current employer:	NF Consulting	Debt-to-income ratio:	3.08%
Length of employment:	3 years 3 months	Location:	Cedar Park, TX

Home town:	Fairfield
Current & past employers:	NF Consulting
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

Looking for a loan to purchase equipment for a sandwich shop we are opening. This loan is an interim loan as we wait for our SBA loan to close as we would like to keep moving forward and get a leg up on opening.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	62
Revolving Credit Balance:	$4,634.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368709

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368709	$5,375	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368709. Member loan 368709 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,042 / month
Current employer:	Black Hills Truck and Trailer	Debt-to-income ratio:	23.36%
Length of employment:	3 months	Location:	BLACK HAWK, SD

Home town:	Rapid City
Current & past employers:	Black Hills Truck and Trailer, U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

I have a few small loans and a credit card. and owe money to a friend. I'd like to get this loan to take care of all that and only have one payment.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,039.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 368730

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368730	$15,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368730. Member loan 368730 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,833 / month
Current employer:	Deloitte Consulting	Debt-to-income ratio:	0.82%
Length of employment:	5 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Deloitte Consulting, Conexant Systens
Education:	UC Irvine

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to rehab a recently purchased REO that I bought for $13,900. I've been doing real estate for 5 years. I have a business with my father rehabbing and flipping homes. My father has been a contractor for 40 years. We have purchased a house with a subject to appraisal of 85k based on our scope of work. The work should be complete in 4 weeks. We need 15k to complete the project. I have a buyer lined up and approved for the purchase of the property at $59,500 which is 70% of the value. All buyer information has been submitted to the bank and been approved for the purchase. The subject to appraisal was conducted by the bank's approved appraiser and the value has been accepted pending the completion of rehab. The only thing left is to rehab the property. My financial situation: I am a great candidate for this loan because I have never been late on any payments. I have 11 Rental properties all cash flow positive and a full time job. At my full time job I gross 8833 a month and with my rental properties I make an additional $2,500 in NET cash flow. As you can see my DTI is VERY low. My NET monthly budget is as follows: NET Income: $6000 Cash Flow: $2500 Total Income:$8500 Car: Paid Off Gas: $250 ( I drive a toyota corolla) Food:$500 Cell Phone/Internet:$150 Savings: $2500 Student Loans: $100 Credit Cards: $263 Utilities:$130 Total Expenses:$4693 SO AS YOU CAN SEE I HAVE PLENTY OF MONEY LEFT OVER TO PAY YOU BACK!

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,965.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368747

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368747	$14,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368747. Member loan 368747 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,958 / month
Current employer:	n/a	Debt-to-income ratio:	5.62%
Length of employment:	n/a	Location:	PATTERSON, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Loan

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,152.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368753

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368753	$12,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368753. Member loan 368753 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Hand Surgery & Rehab Center	Debt-to-income ratio:	13.89%
Length of employment:	5 years 1 month	Location:	Blackwood, NJ

Home town:	charlston
Current & past employers:	Hand Surgery & Rehab Center, Cherry Hill Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to pay off debt that occurred this year. To start I had over 4,000 in car trouble this year. My computer crashed and have had to replace it. My daughter was hospitalized twice this year and medical bills are high. I am a single parent trying to consolidate my bills to one monthly payment.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	29
Revolving Credit Balance:	$11,166.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368766

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
368766	$4,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 368766. Member loan 368766 was requested on December 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	Praxair Inc.	Debt-to-income ratio:	8.77%
Length of employment:	21 years	Location:	Whitehall, PA

Home town:	Allentown
Current & past employers:	Praxair Inc., materials transportion service
Education:

This borrower member posted the following loan description, which has not been verified:

pay off small credit card , use for daughters education

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1986	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,094.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Posting Report Supplement No. 66 dated December 17, 2008